EXHIBIT 7.1

                                 LOAN AGREEMENT
                                 with Schedules
                                  and Exhibits


                                 LOAN AGREEMENT

     THIS AGREEMENT is made as of the first day of May 1998 by and between POSITRON CORPORATION ("Borrower"), a Texas corporation with its principal place of business at 1304 Langham Creek Drive, Houston, Texas 77084 and IMATRON INC. ("Lender"), a New Jersey corporation with its principal place of business at 389 Oyster Point Blvd., So. San Francisco, CA 94080.

                                R E C I T A L S:

     WHEREAS, Borrower has requested Lender to make certain loans to Borrower for working capital and certain other needs as provided herein and Lender is agreeable to make such loans upon the terms and conditions hereof;

     NOW THEREFORE, in consideration of these premises and the mutual covenants and agreements herein contained and other valuable consideration, the receipt and adequacy of which the parties hereto acknowledge, the parties have agreed as follows: 1. DEFINITIONS.

     As used in this Loan Agreement, the following terms shall have the following meanings unless the context requires otherwise:

     Borrower's Obligations means all present and future obligations of Borrower to Lender hereunder, under the Note, or any other document executed in connection herewith.

     Default means any event set forth in Section 6.1 hereof.

     Lender's Obligations means all present and future obligations of Lender to Borrower hereunder, or any other document executed in connection herewith.

     Loan Agreement means this Loan Agreement and all attachments, exhibits, schedules hereto, all as may be amended from time to time.

     Loan Rate means the Prime Rate listed in the Western edition of the Wall Street Journal or, if not so listed, the reference rate in use by Bank of America NS & TA on the final business day of each month, plus one-half percent (1/2 %), as applied to the payment for the next month.

     Payment Dates means the first day of each calendar month.

     2.  LOANS.

     2.1. Lender agrees, on terms and conditions of this Loan Agreement, to make loans (hereinafter called individually a "Loan" and, collectively "The Loans"), to Borrower in an aggregate principal amount at any one time outstanding up to but not exceeding Five Hundred Thousand Dollars ($500,000). Within such limit, and subject to the various conditions set forth herein, Borrower may borrow, repay, re-borrow at any time or from time to time from the date hereof up to and including the earlier of March 1, 2000 and the termination of the commitment of Lender, as provided at Section 6.2 below. The obligation of Lender to make Loans up to but not exceeding such aggregate amount at any one time outstanding herein is hereinafter called its "Commitment."

     2.2. Except for the borrowing contemplated to be made upon execution of this Agreement, as set forth in Schedule 3.1(g), Borrower shall give Lender at least three(3) calendar days' written notice (effective upon receipt) specifying the amount and date of each borrowing under Section 2.1. The foregoing notwithstanding, and provided all conditions have otherwise been met, the timing set forth in Schedule 3.1(g) shall be deemed written notice of the amounts and dates set forth in the Schedule.

     2.3. Borrower's obligations to pay the principal of and interest on the Loans shall be evidenced by its grid promissory note in the form of Exhibit A hereto (the "Note") payable to the order of Lender. The Note shall reflect the amount of the Commitment, with actual Loans, repayments and balances noted by Lender on the grid attached to the Note and made a part thereof. The Note shall bear interest on the unpaid principal amount thereof until such principal amount shall be paid in full at a per annum rate equal to the Loan Rate (based on a year of 365 or actual number of days elapsed). The Loan Rate shall apply to the average outstanding principal balance on the Note during any month which shall be the summation of the daily balances during such month divided by the number of days in the particular month. Unless accelerated in accordance with the provisions of this Loan Agreement, the interest on the Note for any calendar month shall be paid within fifteen (15) days of each consecutive Payment Date immediately following such calendar month until full payment of the Loan (and related interest), with the first Payment Date being the first day of the month immediately following execution of this Agreement. All principal and interest on the Note shall be due and payable in full on March 1, 2000. If any Payment Date (or other date for payment hereunder) falls on a day which is not a business day, such Payment Date (or other date of payment) shall be the next succeeding business day.

     2.4. Mandatory Repayment. The foregoing notwithstanding, beginning on and after any date, from the date of this Loan Agreement to the termination of Lender's Commitment, that Borrower receives third party financing, whether equity or debt ("Financing"), in an amount in excess of One Million U.S. Dollars ($1,000,000) in the aggregate ("Financing Threshold"), Borrower shall repay, fifty percent (50%) of each dollar received above the Financing Threshold from such Financing, toward any and all amounts of principal and interest outstanding under this Loan Agreement until such amounts have been fully repaid and further, Lender's Commitment shall terminate and not be renewed. Solely by way of example, in the event Borrower shall receive Financing in an aggregate amount of $750,000 at any time during the first nine (9) months of this Agreement, and six
(6) months thereafter Borrower receives additional Financing in an amount $500,000, Borrower shall repay to Lender, promptly following receipt of the $500,000, the sum of $125,000 representing fifty percent (50%) of all Financing received above the Financing Threshold, which amount shall be applied to all interest accrued on the Loans and unpaid to that date plus, to the extent that accrued unpaid interest constitutes less than $125,000, that amount of principal outstanding representing the difference between the amount of accrued unpaid interest and $125,000. Thereafter, fifty percent (50%) of every dollar of additional Financing provided to Borrower shall be paid over to Lender, and no more Loans shall be authorized, until the full amount of any and all unpaid principal and interest on the Loans shall have been paid.

     2.5. All payments to Lender shall be paid by Borrower to Lender at Lender's address as follows: Imatron Inc., 389 Oyster Point Blvd., So. San Francisco, CA 94080, Attn. President. All amounts paid shall be applied first, to the payment of all interest accrued and payable with respect to the Note; and second, to the payment of outstanding principal of the Loan; and third, following Default, to the payment of all expenses and charges, including reasonable attorneys' fees, included by Lender for the protection of its rights or the pursuance of its remedies.

     2.6. The Loans or any part thereof may be prepaid at any time without penalty.

     2.7. The interest and other charges charged with respect to the Loans shall not exceed the highest rate permissible under any law which a court of competent jurisdiction or an arbitrator or panel of arbitrators shall, in a final determination, deem applicable to the Loans. As of the date of execution of this Loan Agreement, the parties hereto, in good faith, agree that the total interest and other charges payable by Borrower to Lender under the terms of this Loan Agreement do not exceed the maximum legal interest rate applicable to the Loans. If it is determined that Lender has received interest and other consideration with respect to the Loans in excess of the highest rate applicable to the Loans, Lender shall promptly refund not more than such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

     3.  CONDITIONS OF LENDING.

     The obligations of Lender to make a Loan is subject to the fulfillment of the following conditions:

     3.1. The following documents shall have been duly authorized, executed and delivered by the Borrower to the Lender, and shall be in form and substance satisfactory to the Lender and its counsel and shall be in full force and effect on the date of the Loan.

     Prior to the first Loan:

          (a)     an  executed  Loan  Agreement,  and  all  executed  documents, certificates and instruments contemplated by this Loan Agreement, including but not limited to the Security Agreement;

          (b) a certified copy of the resolution of the Board of Directors of Borrower, certified by the Secretary or a responsible officer thereof, duly authorizing execution, delivery and performance of this Loan Agreement and the Note contemplated hereby;

          (c) a certificate of recent date from the Secretary of State of the state of incorporation of Borrower as to its good standing;

          (d) an incumbency certificate of Borrower dated as of the date of funding, as to (i) the person or persons authorized to execute and deliver this Loan Agreement, the Note, the Security Agreement, and any other documents to be executed on behalf of them in connection with the transactions contemplated hereby and (ii) the signature of each person or persons;

          (e)     the executed Note;

          (f) documentary evidence satisfactory to Lender that any and all liens or other security interests on any of Borrower's tangible or intangible property, including but not limited to accounts, computer hardware and software, copyrights, equipment, inventory, licenses, patents, trade secrets, trademarks, general intangibles, chattel paper or other property, and all proceeds thereof, shall have been released or otherwise subordinated to Lender's security interests contemplated herein, except as otherwise provided by that certain agreement by and among ProFutures Bridge Capital Fund, L.P., a Delaware limited partnership ("ProFutures"), Lender and Borrower, dated as of April 28, 1998 and attached hereto as Exhibit D, and except as provided by that certain agreement by and among Uro-Tech, Ltd., Lender and Borrower, dated as of April 28, 1998 and attached hereto as Exhibit E; and

          (g) an expense plan and budget, including an acceptable cash control system for managing expenditures within the plan and budget, ("Expense Plan"), attached hereto as Schedule 3.1(g) ; and

          (h) documentary evidence satisfactory to Lender that any Letter of Intent or contract arrangements of whatever nature between Borrower and CTI PET Systems, Inc. have expired or otherwise been terminated, and that there are no obligations of whatever nature in effect between Borrower and CTI PET Systems, Inc.

                   For each Loan (including the first):

          (i) an officer's certificate in the form of Exhibit B which shall include the written request from Borrower setting forth the requested amount of the Loan and the proposed date of borrowing;

          (j) for each Loan after the first Loan, documentary evidence satisfactory to Lender, including but not limited to Exhibit B, that Borrower is adhering strictly to the Expense Plan; and

          (k) such other documents and evidence with respect to Borrower as Lender may reasonably request.

     3.2. On the date of each borrowing pursuant to Section 2.1 above, (i) no Default or event that with the giving of notice or lapse of time or both would constitute a Default hereunder has occurred and is continuing or would result from the performance of this Loan Agreement, (ii) no material adverse change shall have occurred since the date of this Loan Agreement in the financial condition or operations of the Borrower, and (iii) there shall be no juridical proceeding or regulatory action instituted by or against the Borrower, or, to the best of Borrower's knowledge, any threatened proceeding or action which may materially adversely affect the business, property, operation, or financial condition of the Borrower. By acceptance of a Loan, Borrower represents as of such Loan date, that each of the foregoing items is true. The foregoing notwithstanding, Lender acknowledges that it has been advised of the status of Borrower's lease for space located at 1304 Langham Creek Drive, #310, Houston, Texas 77084, as set forth on Schedule 4.5 herein, and that such status will not be deemed a breach of this Section 3.2.

     4.   REPRESENTATIONS AND WARRANTIES.

     4.1. Borrower is a corporation duly organized and validly existing in good standing under the laws of the state of Texas.

     4.2. Borrower has full corporate power to own its properties, to carry on its business as now being conducted and has full corporate power to execute, deliver and perform all of its obligations under this Loan Agreement and the Note.

     4.3. The execution, delivery and performance by Borrower of this Loan Agreement, the Note, the Security Agreement and all related documents contemplated by this transaction have been duly authorized by all necessary corporate action of Borrower and do not violate any provision of law, statute, rule or regulation, applicable to Borrower, or any judgment, franchise, permit, order, decree, ruling, writ or injunction of any court or administrative body, applicable to Borrower, or of Borrower's certificate of incorporation, by-laws or the terms of any of its securities or result in the breach of, or constitute a Default under, or require any consent under, any indenture, bank loan, credit agreement or other agreement or instrument to which Borrower is a party or by which Borrower or any of its property may be bound or affected.

     4.4. No filings, recordations, notifications, registrations, notarizations, authentications or other formalities or property, stamp or similar taxes or duties and no approvals, licenses, orders, authorizations, consents or undertakings of any governmental bodies or regulatory, supervisory authorities are necessary in connection with the execution, delivery and performance by Borrower of this Loan Agreement or the Note, or for the payment to Lender of all sums hereunder or under the Note or for the legality, validity, binding effect or enforceability hereof or thereof.

     4.5. Except as disclosed and described in Schedule 4.5 hereto, Borrower has good and marketable title to, or a valid leasehold interest in, the tangible personal property or other properties and assets used by it, located on its premises, or shown on the most recent balance sheet, free and clear of all liens or other security interests.

     4.6. This Loan Agreement and the Note, have been duly executed and delivered by Borrower and are legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, (ii) the availability of the remedies of specific performance or injunctive relief as subject to the discretion of the court before which a proceeding for such remedies may be brought, and (iii) the exercise by any court before which any proceeding may be brought of equitable judicial discretion.

     4.7. Borrower has delivered to Lender its unaudited balance sheet of the Borrower and the related statements of income, retained earnings and cash flow of Borrower (collectively "Financial Statements") for the nine month period ending September 30, 1997. Such balance sheet and statement fairly present the financial condition of the Borrower as of such date and the results of the operations of the Borrower for the period ended on such date, and such statement has been prepared in accordance with generally accepted accounting principles consistently applied, and contain any disclosure that would normally be required by financial statements prepared in accordance with generally accepted accounting principles. Since the end of the period reflected in such financial statements there has been no material adverse change in such condition or operations.

     4.8. Except as disclosed and described on Schedule 4.8, Borrower has filed all applicable tax returns required to be filed by it, and has paid or made provisions for the payment of all taxes which have become due pursuant to said returns or pursuant to any assessment received by Borrower except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with generally accepted accounting principles, and warrants that such returns properly reflect the United States, state and local income and tax liability of the Borrower for the period covered thereby.

     4.9. Except as disclosed and fully described on Schedule 4.9, there is no action, suit or proceeding pending or, to the knowledge of the Borrower threatened, against the Borrower or any of its property before any court, governmental department, administrative agency or instrumentality which, if such action, suit or proceeding were adversely determined, would materially affect the financial condition or the results of operations of the Borrower or its business or the ability of the Borrower to perform its obligations hereunder.

     4.10. Except as disclosed and described on Schedule 4.10 hereto, Borrower is not in default on or has otherwise delayed or postponed payment of any accounts payable or other liabilities in excess of $25,000 outside the ordinary course of business.

     4.11. Each Loan shall be fully applied by Borrower solely for its working capital needs or for the purchase of equipment or leasehold improvements, consistent with Schedule 3.1(g) and the Cash Control System, and for no other purpose.

     4.12. No broker or finder acting on behalf of Borrower brought about the obtaining, making or closing of this Loan Agreement and Borrower has no obligation to pay any finder's or brokerage fees in connection with the transactions contemplated herein.

     4.13. As of the date of execution of this Loan Agreement, the aggregate interest and other charges payable by Borrower to Lender under the terms of this Loan Agreement do not exceed the maximum legal interest rate applicable to the Loans.

     5.   COVENANTS.

     Borrower hereby covenants and agrees that until satisfaction of all its obligations, it shall:

     5.1. Preserve and maintain its corporate existence and all of its rights, privileges and franchises, and continue the conduct of its present business in an orderly, efficient and regular manner; comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, non-compliance with which would materially affect the ability of Borrower to perform its obligations.

     5.2. Make payments or commitments for payments only in strict compliance with the Expense Plan and Cash Control System, or otherwise as authorized by Lender.

     5.3. Furnish Lender promptly with any financial information or statements, and other current information regarding or relating to Borrower, as reasonably requested by Lender, other than information relating to Borrower's proprietary know-how and technology information.

     5.4. Timely file any and all tax returns and tax filings required under any governmental statute or regulation and timely pay and discharge, when due, all tax obligations, and material obligations to third parties, except those obligations being contested in good faith, and for which Borrower shall have maintained, in accordance with generally accepted accounting principles, adequate reserves for the payment of the same.

     5.5. Notify Lender immediately upon receipt of notice of any lien, attachment, administrative or judicial proceeding, pending or threatened claim, dispute, litigation or governmental proceedings, material to the financial condition or operations of Borrower, which for this purpose shall be any amount in excess of $ 10,000; provide immediate written notice to Lender of any Default or event which with the lapse of time or giving of notice or both would constitute a Default.

     5.6. Promptly and duly execute and deliver to Lender such further documents, instruments and assurances and take such further action as Lender may from time to time reasonably request in order to carry out the intent and purpose of this Loan Agreement and to establish and protect the rights and remedies created or intended to be created in favor of Lender hereunder.

     5.7. Reimburse Borrower for its costs and reasonable attorneys' fees incurred in enforcing its rights pursuant to the provisions of this Agreement.

     6.   DEFAULTS AND REMEDIES.

     6.1. Any of the following shall constitute a default by Borrower hereunder ("Default"): (a) failure by Borrower to pay any amounts hereunder or under any Note when due and such remains unremedied for a period of fifteen (15) days from the due date; or (b) failure of Borrower to comply with any provisions or perform any of its obligations arising under this Loan Agreement (other than those referred to in clause (a) above), or if, but only if, such failure to comply is remediable, it remains unremedied by Borrower for a period of ten (10) days from notice to Borrower; or (c) any representations or warranties made or given by Borrower in connection with this Loan Agreement were false or misleading when made, in any material way; or (d) subjection of any of the assets in an amount in excess of $10,000.00 of Borrower to attachment, levy, execution, forfeiture or cancellation or other administrative or judicial process which is not or cannot be removed with reasonable diligence within sixty
(60) days from the subjection thereof, or (e) commencement of any insolvency, bankruptcy or similar proceedings, by or against Borrower, including any assignment by Borrower for the benefit of creditors, and in the case of any involuntary proceedings, such is not dismissed within ninety (90) days of institution; or the inability of Borrower to pay its debts as they become due; or (f) the liquidation or dissolution of Borrower or the commencement of any acts relative thereto, or without the prior written consent of Lender, any sale or other disposition of all or substantially all of the assets of Borrower, or any merger or consolidation of Borrower, or the cessation of business by Borrower; or (g) a default by Borrower under any agreement for borrowed money or under any lease, except with regard to the lease of premises located at 16350 Park Ten Place, Houston, Texas 77084, whereby the holder of the obligation has accelerated it prior to its stated maturity and such accelerated amount exceeds $100,000.00, except as otherwise disclosed on Schedule 4.10; or (h) there shall be a money judgment, in excess of $25,000.00 entered against Borrower which is not fully covered by insurance or remains unvacated, unbonded, unstayed or undischarged for more than sixty (60) days.

     6.2. Upon any default, Lender, upon written notice to Borrower, may exercise any one or more of the following remedies (which remedies shall be cumulative to the extent permitted by law): (a) terminate any further obligation of Lender hereunder (including any obligation to make further loans); (b) declare the remaining unpaid principal balances of the Note, plus all accrued but unpaid interest thereon, plus all other amounts due from Borrower hereunder, immediately due and payable in full without notice or demand, whereupon such shall become due and payable; (c) exercise any other right or remedy which may be available to it under applicable law; or (d) require the Borrower to purchase from Lender, and Borrower shall have the obligation to purchase from Lender ("Put") any, or all, or less than all, of any shares of common stock issued by Borrower and owned by Lender at the price of $ 0.01 per share. Upon a default any proceeds received from Borrower shall be applied by Lender to the obligations, in the order of application as Lender shall elect.

     7.   NOTICES; CHANGES.

     Notices, requests or other communications required hereunder to be sent to either party shall be in writing and shall be by: (a) United States first class mail, postage prepaid, and addressed to the other party at the address set forth above (or to such other address as such party shall have designated by proper notice), effective five days after deposit; (b) by personal or overnight delivery, effective upon receipt.

     8.   GOVERNING LAW.

     This Loan Agreement shall be governed and construed in accordance with the laws of the State of California without giving effect to the principles of conflict of laws thereof.

     9.   DISPUTE RESOLUTION.

     9.1. Any controversy or claim between or among the parties arising out of or relating to this Loan Agreement or any related agreements or instruments ("Subject Documents"), including any claim based on or arising from an alleged tort, shall be submitted to and determined by arbitration before one (1) arbitrator who shall be an attorney admitted to practice law in the state of California, in accordance with Title 9 of the U.S. Code and the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect, and shall be held in the county of San Francisco, CA. All statutes of limitations which would otherwise be applicable shall apply to any arbitration proceeding under this subparagraph 9.1. Judgment upon the award rendered may be entered in any court having jurisdiction. This subparagraph 9.1 shall apply only if, at the time of the proposed submission to AAA, none of the obligations to Lender described in or covered by any of the Subject Documents are secured by real property collateral or, if so secured, all parties consent to such submission.

     9.2. If the controversy or claim is not submitted to arbitration as provided and limited in Section 9.1, but becomes the subject of a judicial action, any party may elect to have all decisions of fact and law determined by a referee in accordance with applicable state law. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The referee, or presiding referee of the panel, shall be an active attorney or retired judge. Judgment upon the award rendered shall be entered in the court in which such proceeding was commenced.

     9.3. Except as provided herein, no provision of, or the exercise of any rights under, Section 9.1, shall limit the right of any party to exercise self help remedies such as setoff, or to obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitrators.

     9.4. The parties understand and agree the arbitration will be their exclusive form of resolving disputes between them regarding the issues covered by this Agreement. BOTH PARTIES EXPRESSLY WAIVE THEIR ENTITLEMENT, IF ANY, TO HAVE CONTROVERSIES BETWEEN THEM DECIDED BY A JURY OR COURT OF LAW.

     10.   MISCELLANEOUS.

     This Loan Agreement or any part hereof, may not be assigned by Borrower without the written consent of Lender and shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, permitted successors and assigns. This Loan Agreement and/or the note or any part thereof may be assigned by Lender without the consent of Borrower. No amendment hereunder shall be effective unless in writing signed by the parties hereto and no waiver hereunder shall be effective unless in writing, signed by the party to be charged. No failure to exercise, no delay in exercising, and no single or partial exercise on the part of Lender of any right, remedy, or power hereunder, shall operate as a waiver thereof or preclude Lender from exercising any other right, remedy or power hereunder. Any provision of this Loan Agreement or the Note which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or of the note. The representations, warranties, obligations and indemnities of Borrower herein shall survive the termination of this Loan Agreement to the extent required for their full observance and performance. The obligation of each comaker (if any) of this Loan Agreement or the Note shall be primary, joint and several and each such comaker hereby irrevocably consents to any extension of time of payments and/or the execution of any refinancing or restructuring agreements relative to this Loan Agreement or the Note. In the event Borrower fails to meet any obligation of it hereunder, Lender may at its option satisfy such obligation and Borrower shall reimburse Lender on demand therefor. The captions in this Loan Agreement are for convenience only and shall not define or limit any of the terms hereof. This Loan Agreement may be executed in counterparts and all said counterparts taken together shall be deemed to constitute one and the same instrument.

     THIS LOAN IS SECURED BY THE TERMS OF THAT CERTAIN SECURITY AGREEMENT OF EVEN DATE BY AND BETWEEN BORROWER AND LENDER HEREUNDER, ATTACHED HERETO AS EXHIBIT C.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Loan Agreement as of the date first above written. Borrower acknowledges that this Loan Agreement shall not be effective until accepted by Lender at its address above.

LENDER:                                  BORROWER:


IMATRON INC.                             POSITRON CORPORATION


By:                                      By:
   -----------------------------            --------------------------------
Its:                                     Its:
   -----------------------------            ---------------------------------


Attest:                                   Attest:


By:                                       By:
   -----------------------------             --------------------------------

Its:                                      Its:
    ----------------------------              -------------------------------

                                 SCHEDULE 3.1(g)

                                  Expense Plan


--------------------------      --------------------------- ------------------------- ----------------------
Payroll                                       $65,000                $89,000(2)             $89,000(2)
------------------------------- --------------------------- ------------------------- ----------------------
AFCO (D&O/GL Ins.)                       15,972.72(1)                 16,000                 16,000
------------------------------- --------------------------- ------------------------- ----------------------
Medical/Dental/Life                      10,570.30(1)                 11,500                 11,500
------------------------------- --------------------------- ------------------------- ----------------------
Rent                                            4,800                  4,800                  4,800
------------------------------- --------------------------- ------------------------- ----------------------
Telephone                                       4,500                   3,500                  3,500
------------------------------- --------------------------- ------------------------- ----------------------
Shipping/Postage                                2,500                   3,000                  2,000
------------------------------- --------------------------- ------------------------- ----------------------
Churchill (AP)                                  5,000                   5,000
------------------------------- --------------------------- ------------------------- ----------------------
Consultants                                     7,000                   7,000                  7,000
------------------------------- --------------------------- ------------------------- ----------------------
Expenses/Travel                                 8,000                   8,000                 10,000
------------------------------- --------------------------- ------------------------- ----------------------
Pagenet                                         1,050                     400                    400
------------------------------- --------------------------- ------------------------- ----------------------
Supplies                                        1,000                   1,000                  1,000
------------------------------- --------------------------- ------------------------- ----------------------
Taxes/Licenses/ Professional                    1,000                   1,000                  1,000
Fees
------------------------------- --------------------------- ------------------------- ----------------------
Installation (Imatron Japan)                    7,500                     --                     --
------------------------------- --------------------------- ------------------------- ----------------------
Legal/Accounting/ Audit                        30,000(1)               20,000                 25,000
------------------------------- --------------------------- ------------------------- ----------------------
A/P                                            28,000                  27,500                 31,000
------------------------------- --------------------------- ------------------------- ----------------------
Personnel Costs                               164,407.34(1)
------------------------------- --------------------------- ------------------------- ----------------------
Profutures Payment                             50,000(1)
------------------------------- --------------------------- ------------------------- ----------------------
Miscellaneous                                   2,500                   2,500                  2,500
------------------------------- --------------------------- ------------------------- ----------------------
  SUBTOTAL                                   $408,800.36            $200,160                $204,660
------------------------------- --------------------------- ------------------------- ----------------------
Revenue from Service (average)               $107,000               $107,000                $107,000
------------------------------- --------------------------- ------------------------- ----------------------
  TOTAL                                      $301,800.36             $93,200                 $97,700
------------------------------- --------------------------- ------------------------- ----------------------

(1) Simultaneous with execution of loan agreement. These amounts will be loaned to Positron to be used by Positron as stated in chart.

(2)    Payroll Add On (2 Senior):  $22,000
------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 4.5

                                 TITLE TO ASSETS

                                 LOAN AGREEMENT

To the best of our present knowledge, the following two liens are presently in effect, as acknowledged and discussed:

      -  ProFutures Bridge Capital Fund, L.P.

      -  Uro-Tech, Ltd.

                                  SCHEDULE 4.8

                              POSITRON CORPORATION

                      Schedule 4.8 - Tax Returns and Audits

Except as disclosed and described, all federal, state and local tax returns or appropriate extension requests have been filed; all federal, state and local taxes have been paid or due provision made; there are no delinquencies in the payment of such tax or assessment or governmental charge; no notices of deficiencies proposed or assessed has been received; Seller has not executed any waiver of any statute of limitations on assessment or collection of any tax; no tax returns have been audited; there are no tax liabilities; except as follows:

1. Property taxes in the approximate amount of $185,000, of which approximately $80,000 relates to prior years.

2. State sales taxes in the State of Texas in the approximate amount of $4,000.

3. State sales taxes to the State of Florida in the approximate amount of $12,000.

4. State sales taxes to the State of New York in the approximate amount of $56,000.

                                  SCHEDULE 4.9

                              POSITRON CORPORATION

              Schedule 4.9 - Litigation or Governmental Proceedings

Except as disclosed and described, there are no legal actions, suits, arbitration or other legal, administrative or governmental proceedings or investigations pending or threatened; Seller is aware of no facts likely to result in or form a basis for such action; Seller is not in default with respect to any judgment, order or decree or any court or governmental agency or instrumentality; Seller is not threatened with any action or proceeding except as follows:

 1. We have been informed that Xin Xin intends to proceed with arbitration relative to its contract with Positron Corporation for the purchase of two POSICAM systems.

2. Numerous letters have been received from vendors threatening legal action against the Company for its failure to pay outstanding trade payables.

3. The loan from ProFutures Bridge Capital is in default due to the failure of the Company to pay the full $50,000 per month due on the loan. The Company's payments have averaged approximately $45,000 per month. ProFutures has threatened legal action.

4. All former and existing employees who are owed unpaid salaries, wages and benefits have a claim against the Company. The amounts due could be collected through legal action or by the Texas Workforce Commission.

5. Hadassah Medical Organization has threatened legal action if the Company does not immediately replace its existing POSICAM system with a new system. To date no formal legal action has been filed.

6. University Madrid PET Center has also threatened legal action if its existing POSICAM is not upgraded to a newer machine that meets its expectations.

7. Nizar Mullani, a former director of the Company, claims that he is owed consulting fees and royalties of approximately $150,000. The Company disputes the amount of royalty actually owed to Mullani. Mullani has threatened legal action. To date no formal action has been taken by Mr. Mullani.

8. Harris County, Texas has been awarded a default judgment against the Company for its failure to pay property taxes in the approximate amount of $80,000.

9. Bowne of Dallas, Inc. received a default judgment against the Company in the amount of $31,277.05.

10. Boxer Property (Landlord) has issued a notice for Positron Corporation to vacate remaining space. Agreement has been reached for Positron to consolidate its space and relocate to another facility as soon as possible.

                                  SCHEDULE 4.10

               Defaults or Delays in Payments in excess of $25,000

               Schedule intentionally omitted.

                                    EXHIBIT A

                                TO LOAN AGREEMENT


                                 PROMISSORY NOTE


U.S.$500,000.00                                                May 1, 1998

                                                     San Francisco, California


     The undersigned POSITRON CORPORATION, a corporation organized and validly existing under the laws of the State of Texas, for value received, hereby unconditionally promises to pay to the order of IMATRON INC. (the "Payee") at 389 Oyster Point Blvd., So. San Francisco, CA 94080, in lawful money of the
United States of America and in immediately available funds, the principal amount of FIVE HUNDRED THOUSAND U.S. DOLLARS, or, if less, the aggregate unpaid principal amount of all Loans (as more fully shown on the grid attached hereto and made a part hereof), with interest on the principal amount hereof remaining from time to time unpaid at such interest rates and payable at such times as provided in the Loan Agreement. Notwithstanding the foregoing, Borrower hereby authorizes Lender to record and adjust, on the grid attached hereto, the principal amount of Loans, principal payments and balances by Borrower under the Loan Agreement.

     This Note evidences Loans by the Payee to the undersigned pursuant to the Loan Agreement between the undersigned and the Payee dated as of April ____, 1998 (the "Loan Agreement") as from time to time may be amended, restated, replaced, supplemented, substituted for or renewed, and the holder of this Note is entitled to the benefits thereof. Each term defined in the Loan Agreement and not otherwise defined herein shall have the same definition when used herein.

     The principal hereof (together with any accrued but unpaid interest) shall become forthwith due and payable as provided in the Loan Agreement. Payments hereunder not made when due shall bear interest as provided in the Loan Agreement. Rights of Borrower, if any, to prepay the Note are set forth in the Loan Agreement.

     All payments made pursuant to the terms of this Note shall be made free and clear of, and without deduction for, withholding, setoff or counterclaim of any kind.

     Neither the failure on the part of the holder of this Note in exercising any right or remedy nor any single or partial exercise or the exercise of any other right or remedy shall operate as any waiver. No amendment hereunder shall be effective unless in writing signed by the undersigned and holder of this Note and no waiver hereunder shall be effective unless in writing, signed by the party to be charged. The undersigned hereby waives demand for payment, presentment, protest and notice of any kind in connection with the delivery, acceptance, performance, default or enforcement of this Note and hereby consents to any extensions of time, renewals, releases of any party to this Note, waivers or modifications that may be granted or consented to by the holder of this Note in respect of the time of payment or any other matter. Anything contained in this Note to the contrary notwithstanding, in the event that any payment of interest hereunder shall exceed the legal limit, such amount in excess of such limit shall be deemed a payment of principal hereunder.

     The terms and provisions hereof shall inure to the benefit of, and be binding upon, the respective successors and assigns of the undersigned and Payee. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be executed by its authorized representative, who certifies that he has all necessary authority on behalf of the undersigned to execute this Promissory Note and bind the undersigned to the terms hereof.


                              POSITRON CORPORATION


                              By:
                                 --------------------------------

                              Its:
                                  -------------------------------

ATTEST:                       By:
                                 --------------------------------

                              Its:
                                  -------------------------------

                 GRID TO PROMISSORY NOTE DATED APRIL _____, 1998


                 ISSUED BY POSITRON CORPORATION TO IMATRON INC.


                       ADVANCES AND PAYMENTS OF PRINCIPAL

---------------------- -------------------- --------------------- --------------------- ---------------------

                                            Amount of             Unpaid                Notation
Date                   Amount of            Principal             Principal             Made
                       Advance              Paid                  Balance               By
---------------------- -------------------- --------------------- --------------------- ---------------------


---------------------- -------------------- --------------------- --------------------- ---------------------


---------------------- -------------------- --------------------- --------------------- ---------------------


---------------------- -------------------- --------------------- --------------------- ---------------------


---------------------- -------------------- --------------------- --------------------- ---------------------


---------------------- -------------------- --------------------- --------------------- ---------------------


---------------------- -------------------- --------------------- --------------------- ---------------------


---------------------- -------------------- --------------------- --------------------- ---------------------


---------------------- -------------------- --------------------- --------------------- ---------------------


---------------------- -------------------- --------------------- --------------------- ---------------------


---------------------- -------------------- --------------------- --------------------- ---------------------


---------------------- -------------------- --------------------- --------------------- ---------------------


---------------------- -------------------- --------------------- --------------------- ---------------------


                                    EXHIBIT B

                                TO LOAN AGREEMENT


                         OFFICER & BORROWING CERTIFICATE


     Reference is made to that certain Loan Agreement between Positron Corporation ("Borrower") and Imatron Inc. ("Lender"), dated May 1, 1998 ("Loan Agreement"). In connection therewith, Borrower pursuant to Section 3.1(i) of the Loan Agreement does hereby request a loan in the amount of U.S. $ , such amount to be paid by wire transfer in immediately available funds into Borrower's account number at .

     In connection with such request, and in my capacity as ____________________ of Borrower, I hereby represent and warrant to you the following:

    (a) I am the _________________________ of Borrower and am authorized to borrow on behalf of Borrower the above mentioned funds.

    (b) The amount borrowed hereunder is in accordance with and will not exceed, any limit in the Loan Agreement.

    (c) No default or event which with the giving of notice or lapse of time or both would constitute a Default under the Loan Agreement has occurred and is continuing or would result from the requested borrowing.

    (d) No material adverse change, other than as relates to the lease on property located at 1304 Langham Creek Drive, #310, Houston Texas 77084 as disclosed on Schedule 5.5 of the Loan Agreement has occurred since the date of the Loan Agreement in the financial condition or operations of the Borrower.

    (e) There is no judicial proceeding or regulatory action instituted by or against the Borrower, or, to the best of my knowledge, any threatened proceeding or action which may materially adversely affect (as defined in the Loan Agreement) the business, property, operation, or financial condition of the Borrower.


                                        ---------------------------------------
                                      NAME


                                        ---------------------------------------
                                      TITLE

                                    EXHIBIT C
                                TO LOAN AGREEMENT

                               SECURITY AGREEMENT
                               ------------------


     THIS SECURITY AGREEMENT is made and entered as of the 1st day of May, 1998 by and between POSITRON CORPORATION ("Borrower"), a Texas corporation with its principal place of business at 1304 Langham Creek Drive, Houston, Texas 77084 and IMATRON INC. ("Secured Party") a New Jersey corporation with its principal place of business at 389 Oyster Point Blvd., So. San Francisco, CA 94080.

     1.   Definitions.

     As used in this Security Agreement, the following terms shall have the following meanings unless the context requires otherwise:

     Loan Agreement means that certain Loan Agreement between Borrower and Lender of even date herewith and pursuant to which this Agreement is given.

     Collateral means all of Borrower's right, title and interest in and to the following, whether now owned or existing or hereafter arising or acquired and wheresoever located: accounts, accounts receivable and other rights of Borrower to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper); computer hardware and software, including but not limited to computer systems and units, drives, cables, generators, accessories and all peripheral devices, software programs whether now owned or licensed or leased or hereafter acquired by Borrower, all firmware associated therewith, all documentation and all rights with respect to the foregoing; copyrights, registered or unregistered, now or hereafter in force throughout the world, and all applications, extensions and renewals; equipment of every type whether owned or hereafter acquired and wherever located; inventory and goods now owned or hereafter acquired held for sale or lease or to be furnished under any contract or which are raw materials, work in process or materials used or consumed in Borrower's business; licenses including all rights under or interest in any trademark or service mark license agreements with any other party, whether Borrower is licensee or licensor, together with any goodwill connection with such agreements; patents including all letters patent and applications, all patent licenses and all reissues, continuations, extensions, renewals and the like, and all proceeds of and rights associated with the foregoing; trade secrets, whether common law or statutory and all other confidential or proprietary information and know-how; trademarks and service marks now owned or existing or hereafter acquired or arising and all renewals, income, royalties and rights associated therewith; general intangibles including all rights, interests, choses in action, claims and other intangible property of Borrower of every kind and nature now owned or hereafter acquired and however and whenever arising; chattel paper, instruments and documents and all payments thereunder; and all other property now owned or hereafter acquired.

     Borrower means the owner of the Collateral.

     Lien means any security interest, mortgage, deed of trust, pledge, lien, attachment, claim, charge, encumbrance, agreement retaining title, or lessor's interest covering the Collateral.

     Obligations means Borrower's existing and future obligations under the Loan Agreement and this Security Agreement.

     Service Contract means each and every agreement, whether oral or in writing, pursuant to which Borrower provides service under warranty to its customers with respect to products manufactured and sold by Borrower to any of its customers.

     2. Grant of Security Interest. To secure prompt and complete payment, observance and performance of all obligations and liabilities of Borrower under the Loan Agreement, the Note and this Agreement:

         a. Borrower hereby assigns and pledges to Secured Party, and hereby grants to Lender, a lien and security interest in all of Borrower's right, title and interest in and to the Collateral, subject only to the security interest of ProFutures Bridge Capital Fund, L.P. ("ProFutures") as described in the certain agreement(s) by and among Profutures, Secured Party and Borrower dated April ___, 1998 ("Lien Agreement"), attached to the Loan Agreement as Exhibit D, and further subject to the security interest of Uro-Tech Ltd., and subordinated to Secured Party pursuant to the Subordination Agreement by and between Secured Party and Uro-Tech Ltd. dated as of April ___, 1998 ("Uro-Tech Lien Agreement") attached to the Loan Agreement as Exhibit E.

          b. Anything herein to the contrary notwithstanding, (i) Borrower shall remain solely liable under the contracts and agreements included in the collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement and any other security documents executed in connection with this Agreement had not been executed; (ii) the exercise by Lender of any of its rights hereunder shall not release Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral; and, unless specifically accepted by Lender in writing, (iii) Lender shall not have any responsibility, obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Security Document, nor shall Lender be required or obligated, in any manner, to perform or fulfill any of Borrower's obligations or duties thereunder, make any payment or make any inquiry as to the nature or sufficiency of any payment received by Borrower or the sufficiency of any performance by any party under any such contract or agreement, or present or file any claim or take any action to collect or enforce any claim for payment assigned thereunder.

     3. Promises of Borrower. Borrower promises:

         a. To perform the Obligations to Secured Party when they are due.

         b.  To  preserve  all  rights,   privileges,  and  franchises  held  by
Borrower's business.

         c. To keep the Collateral in good repair.

         d. To keep the Service Contracts listed on Schedule 5 hereto in full force and effect and otherwise not to breach or otherwise not to default on any of its obligations pursuant to the Service Contracts.

         e. To give Secured Party notice of any litigation that may have a material adverse affect on the Collateral or the Service Contracts.

         f. Not to change its name or place of business, or to use a fictitious business name, without first notifying Secured Party in writing.

         g. Not to permit Liens on the Collateral, nor to assign its rights under the Service Contracts to any third party, except as contemplated by the ProFutures Lien Agreement and the Uro-Tech Lien Agreement.

         h. To permit Secured Party, its representatives, and its agents to inspect the Collateral, the Service Contracts and records relating to either the Collateral or the Service Contracts at any reasonable time during regular business hours, and to make copies of records pertaining to either the Collateral and/or the Service Contracts, at reasonable times at Secured Party's request.

         i. To notify Secured Party promptly in writing of any default, potential default, or any development that might have a material adverse affect on the Collateral or the Service Contracts.

         j. To execute and deliver to Secured Party all financing statements and other documents that Secured Party requests, in order to maintain a first perfected security interest in the Collateral, and to pay the costs of, or incidental to, all recordings or filings of all financing statements and other security documents.

         k. To furnish Secured Party the reports, statements and schedules further describing the Collateral and Service Contracts and such other reports in connection with the Collateral and Service Contracts as Secured Party may reasonably request, all in reasonable detail.

         l. To maintain all such casualty and liability insurance covering the Collateral as Secured Party may reasonably request and to cause Secured Party to be named as a loss payee.

     4. Appointment of Secured Party as Attorney-in-Fact. Borrower hereby appoints Secured Party or any other person whom Secured Party may designate, as Borrower's attorney-in-fact (exercisable only during the continuance of a Default) with the following powers:

          a. To perform any of Borrower's obligations under this Agreement in Borrower's name or otherwise.

          b. To prepare and file financing statements, continuation statements, statements of assignment, termination statements, and the like, as necessary to perfect, protect, preserve, or release Secured Party's interest in the Collateral.

          c. To endorse Borrower's name on instruments, documents, or other forms of payment or security that come into Secured Party's possession.

          d. To give notice of Borrower's right to payment, to enforce that right, and to make extension agreements with respect to it.

          e. To release persons liable on rights to payment, to compromise disputes with those persons, and to surrender security, all as Secured Party determines in its sole discretion when acting in good faith based on the information known to it when it acts.

          f. To take cash in payment of Obligations.

          g. To verify information concerning rights to payment by inquiry in its own name or in a fictitious name.

     5.  Borrower's   Covenants,   Warranties  and   Representations.   Borrower
covenants, warrants, and represents as follows:

          a. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all necessary authority to conduct its business wherever it is conducted.

          b. Borrower has been authorized to execute and deliver this Agreement. This Agreement is a valid and binding obligation of Borrower. Borrower will file all appropriate financing statements pursuant to the applicable Uniform Commercial Code and filings with the U.S. Patent and Trademark Office in order to create perfected security interests against the Collateral in which Borrower now has rights, consistent with the Pro-Futures Lien Agreement and the Uro-Tech Lien Agreement.

          c. Neither the execution and delivery of this Agreement, nor the taking of any action in compliance with it, will (1) violate or breach any law, regulation, rule, order, or judicial action binding on Borrower, any agreement to which Borrower is party, Borrower's articles or incorporation or bylaws; or
(2) result in the creation of a lien against the Collateral except that created by this Agreement.

          d. Borrower owns and has possession of the Collateral, and the Collateral is not subject to any Liens or adverse claims, except as disclosed and set forth in Schedule 4.5 to the Loan Agreement.

          e. All of the properties and assets owned by Borrower are owned free and clear of any lien of any nature whatsoever, except as permitted by this Agreement and/or by the arrangements contemplated by the Lien Agreement ("Permitted Liens") which for this purpose means: liens for taxes or other governmental charges or levies, or claims of landlords, carriers, mechanics and the like arising by operation of law for which sums are not yet payable or are fully stayed and being contested; liens created by this Agreement, other Loan documents and/or the Lien Agreements; deposits or pledges to secure public or statutory obligations; inchoate liens arising under the Employee Retirement Income Security Act of 1974 as amended to secure benefit plans from time to time in effect; and rights reserve to or vested in an governmental or public authority to control or regulate any property of Borrower or use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by Borrower. The liens created and granted by the Security Agreement and related security documents constitute valid perfected liens on the Collateral, subject to no prior or equal lien except Permitted Liens.

          f. The Service Contracts listed on Schedule 5 constitute all Service Contracts which currently exist by and between Borrower and its customers; all such Service Contracts are legal, valid, binding, enforceable and in full force and effect and are materially in the form of Service Contract previously supplied to Lender as a sample of such Service Contracts; no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, and no such action is threatened.

     6. Continuing Security Interest. This Agreement will terminate when (a) Borrower completes performance of all obligations to Secured Party, including without limitation the repayment of all indebtedness by Borrower to Secured Party; and (b) Borrower has notified Secured Party in writing of the termination and Secured Party acknowledges that Borrower has fulfilled its payment obligations pursuant to the Loan Agreement and this Agreement. Borrower agrees that until all liabilities hereunder have been fully satisfied, Secured Party's security interest in and liens on and against the Collateral, and all proceeds and products thereof, shall continue in full force and effect, and Borrower shall perform any and all steps reasonably requested by Secured Party to perfect, maintain and protect Secured Party's security interests in and liens on and against the Collateral granted or purported to be granted hereby and by the other security documents, or to enable Secured Party to exercise its rights and remedies hereunder with respect to the Collateral.

     7. Default. Borrower will be in default under this Agreement if:

          a. A Default occurs under the Loan Agreement or Borrower fails to perform any Obligation.

          b. Borrower commits any material breach of this Agreement, or any present or future rider or supplement to this Agreement.

          c. Any warranty, representation, or statement, made by or on behalf of Borrower in or with respect to the Loan Agreement or this Agreement, is false when made in a material way.

          d. There is a seizure or attachment of, or a levy on, the Collateral or any material part of it.

          e. There is a termination of any Service Contract, other than by expiration or by the normal operation of its own terms.

          f. Borrower ceases operations, is dissolved, terminates its existence, does or fails to do anything that allows obligations in excess of $25,000 to become due before their stated maturity.

     8. Secured Party's Remedies. When an event of default occurs:

          a.  Secured Party may:

              (i) Declare the Obligations immediately due and payable -without demand, presentment, protest, or notice to Borrower, all of which Borrower expressly waives.

              (ii) Exercise all rights and remedies available to it pursuant to this Agreement and/or all rights and remedies available to a secured creditor after default, including but not limited to the rights and remedies of secured creditors under the California Uniform Commercial Code.

     9. No Waiver. No waiver by Secured Party of any breach or default will be a waiver of any breach or default occurring later. A waiver will be valid only if it is in writing and signed by the Secured Party.

     10. Survival. Borrower's representations and warranties made in this Agreement will survive its execution, delivery and termination.

     11. Governing Law. This Security Agreement is hereby delivered in, and shall be governed, interpreted and enforced in accordance with the laws, of the State of California.

     12.  Dispute Resolution.

          a. Any controversy or claim between or among the parties arising out of or relating to this Security Agreement or any related agreements or instruments ("Subject Documents"), including any claim based on or arising from an alleged tort, shall be submitted to and determined by arbitration before one
(1) arbitrator who shall be an attorney admitted to practice law in the state of California in accordance with Title 9 of the U.S. Code and the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect, and shall be held in the county of San Francisco, CA. All statutes of limitations which would otherwise be applicable shall apply to any arbitration proceeding under this subparagraph 12(a). Judgment upon the award rendered may be entered in any court having jurisdiction. This subparagraph 12(a) shall apply only if, at the time of the proposed submission to AAA, none of the obligations to Lender described in or covered by any of the Subject Documents are secured by real property collateral or, if so secured, all parties consent to such submission.

          b. If the controversy or claim is not submitted to arbitration as provided and limited in Section 12(a), but becomes the subject of a judicial action, any party may elect to have all decisions of fact and law determined by a referee in accordance with applicable state law. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The referee, or presiding referee of the panel, shall be an active attorney or retired judge. Judgment upon the award rendered shall be entered in the court in which such proceeding was commenced.

          c. Except as provided herein, no provision of, or the exercise of any rights under, Section 12, shall limit the right of any party to exercise self help remedies such as setoff, or to obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitrators.

          d. The parties understand and agree the arbitration will be their exclusive form of resolving disputes between them regarding the issues covered by this Agreement. BOTH PARTIES EXPRESSLY WAIVE THEIR ENTITLEMENT, IF ANY, TO HAVE CONTROVERSIES BETWEEN THEM DECIDED BY A JURY OR COURT OF LAW.

     13. Notices. Notices under this Agreement shall be given in the manner provided in the Loan Agreement. Either party may change its address for service of notice by notice to the other.

     14. Counterparts. This Agreement may be executed in counterparts and all said counterparts taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties to this Security Agreement have duly executed it as of the date first above written.


                                       BORROWER:

                                       POSITRON CORPORATION
Tax ID No:


-------------------------              By:
                                         -------------------------------
                                       Its:
                                          ------------------------------



                                       SECURED PARTY:

                                       IMATRON INC.

Tax ID No:


------------------------               By:
                                         ----------------------------------
                                       Its:
                                         ----------------------------------

                                    EXHIBIT D

                 MODIFICATION AND CONSENT AGREEMENT BY AND AMONG

                              POSITRON CORPORATION

                                       AND

                      PROFUTURES BRIDGE CAPITAL FUND, L.P.


                           dated as of April 28, 1998

                      SUBORDINATION AGREEMENT BY AND AMONG

                                  IMATRON INC.,

                      PROFUTURES BRIDGE CAPITAL FUND, L.P.

                                       AND

                              POSITRON CORPORATION


                           dated as of April 28, 1998

                       MODIFICATION AND CONSENT AGREEMENT
                       ----------------------------------

     This Modification and Consent Agreement (the "Agreement") is entered into this 28th day of April, 1998 by Positron Corporation, a Texas corporation ("Borrower") and ProFutures Bridge Capital Fund, L.P., a Delaware limited partnership ("Lender").

                                     FACTS

     A. Lender and Borrower entered into a Loan and Security Agreement dated as of November 14, 1996 and Promissory Note (the "Note") of even date therewith in the original principal amount of $1,400,000.00 executed by Borrower and payable to the order of Lender (together with certain riders, addenda and other instruments, documents or agreements entered into in connection therewith and any extensions, amendments replacements or modifications to any of the foregoing being referred to as the "Loan Documents") pursuant to which Lender agreed to extend the Loans and financial accommodations to the Borrower.

     B. The Loans referenced in the Loan Documents matured on June 30, 1997 and Borrower failed and has continued to fail to pay the outstanding principal and interest on the Loans.

     C. Lender has notified Borrower of its default under the Note and the Loan Documents.

     D. The Borrower has agreed to make a payment on the Note and requested that the Lender modify the Loan Documents to, among other things, extend the Maturity Date of the Note.

     E. The Lender has agreed to modify the Loan Documents as set forth herein.

     F. Any and all initially capitalized terms used herein shall have the meaning ascribed to them in the Loan Documents unless specifically defined herein.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein the parties hereto do hereby agree as follows:

     1. Borrower and Lender hereby agree that as of April 20, 1998, the outstanding principal balance due and owing under the Note is $840,706.76 plus accrued interest to such date of $5,804.33.

     2. Borrower does hereby agree that in addition to the principal and interest due Lender as described in Section 1 above, the Borrower owes (i) an additional $7,346.35 for collection costs and expenses of Lender through December 9, 1997 and (ii) an additional but undetermined amount of additional collection cost, attorney's fees and expenses of Lender incurred in connection with Borrower's Default and the modification of the Loan Documents after December 9, 1997 (all such costs and expenses being herein referenced to as the "Lender Costs").

     3. Lender and Borrower hereby modify certain terms of the Note and Loan Agreement as follows:

     (a) New subsections 2(a)(iii) and 2(a)(iv) are hereby added to the Note to read as follows:

               "(iii)  From June 30, 1997 to November 30, 1997: 15% per annum;
and

               (iv) From December 1, 1997 to the Maturity Date: 18% per annum."

          (b) The Maturity Date as defined in the Note and Loan Agreement is hereby amended to be the earlier of (i) October 5, 1998 or (ii) the date Imatron Inc. ("Imatron") notifies the Borrower that Imatron no longer commits to use its best efforts to raise $8,000,000.00 in third party financing for the Borrower over the eighteen (18) month period beginning April 1, 1998 or to take all reasonable efforts to cause the placement and purchase of ten (10) Cardiology Machines from the Borrower.

          (C) Paragraph 4 of the Note is hereby amended to read in its entirety as follows:

               "4. Principal and interest are payable in monthly installments until the Maturity Date; at that time the entire amount of principal and accrued interest remaining unpaid will be due and payable. The monthly installment due is the greater of (a) $50,000.00 for each of the months of April, May, June and July, 1998 and $100,000.00 for each of the months of August and September, 1998 or (b) the aggregate amount received by Payee from BCPA (including the option purchase price) under the BCPA Contract during the calendar month in which the monthly installment is due. Maker shall pay to Payee an amount equal to the payment received by Maker from BCPA under the BCPA Contract each month prior to the Maturity Date; such payment shall be due not later than one day after Maker receives the BCPA payment. If the amount paid by Maker to Payee pursuant to the immediately preceding sentence prior to the last day of each month is less than $50,000 for each of the months of April, May, June and July, 1998 and $100,000.00 for each of the months of August and September, 1998, Maker shall pay not later than the 5th day of the following month the difference between such amount set forth above for such month and the amount actually paid by Maker during such month. All amounts due hereunder shall be paid to Payee at its address in the State of Colorado specified in Section 1. Lender and Borrower agree that the BCPA installment dated March 31, 1998 and deposited by Lender on April 6, 1998 shall be treated as a March 1998 payment."

     4. The Loan Documents require the Lender consents to certain action of the Borrower. In this regard, the Lender hereby consents to the following actions:

          (a) Borrower is authorized to issue and sell for $100.00 to Imatron a number of shares of the Borrower's common stock, $0.01 par value, equal to 51% of the Borrower's outstanding voting securities on a fully diluted basis, exclusive of out of the money warrants and/or options and/or convertible securities, calculated as of the closing date. For purposes of this Section 4(a), the terms "closing date" and "out of the money" are as defined in paragraph 1 of that certain Stock Purchase Agreement dated April 1998 by and between Borrower and Imatron (the "Purchase Agreement").

          (b) Borrower is authorized to borrow $500,000.00 from Imatron (the "Imatron Loan") upon terms and conditions acceptable to the Board of Directors of the Borrower.

          (c) In connection with the Imatron Loan, the Borrower may grant Imatron a subordinate lien on all the personal property of the Borrower; provided that Imatron and Borrower execute a Subordination Agreement in the form as that attached hereto as Exhibit A.

     5. Notwithstanding anything contained in the Subordination Agreement to the contrary, the Lender agrees that the proceeds received from the third party subordinated financing, whether equity or debt, arranged by Imatron ("Financing") may be used and allocated as herein described. Financing in an aggregate amount equal to the first $1,000,000 (the "Financing Threshold") shall remain as working capital for the Borrower and shall not be required to be used by the Borrower to repay any principal owing on the Note that is not past due; provided such sums are not used to pay any principal or interest owing on the Imatron Loan. The Borrower shall use one-half (1/2) of each dollar ($1.00) received above the Financing Threshold to repay any and all principal (and, thereafter, accrued interest) outstanding under the terms of the Note and Borrower shall use the other one-half (1/2) of such dollar ($1.00) to repay any and all amounts of principal and interest outstanding under the terms of the Imatron Loan. The provisions of this paragraph 5 shall not be construed as a modification of any of the other provisions of the Loan Agreement or the Subordination Agreement, shall not relieve the Borrower's obligations to make the monthly payments due under the Note from any source and shall not amend or alter the Maturity Date or the Borrower's obligation to pay the Note on the Maturity Date.

     6. Borrower acknowledges that certain Events of Default have occurred (the "Prior Defaults") and are continuing as of the date of this Agreement. In order to allow the Borrower to consummate the Imatron Loan, the Lender agrees to waive all Prior Defaults and not to pursue any remedies available under the Loan Documents as a result of the Prior Defaults. The waiver of the Prior Defaults and Lender's agreement not to pursue its remedies with respect to Prior Defaults shall in no way be construed as a waiver or impairment of the Lender's interests and right under the Loan Documents, including, but not limited to, Lender's right to exercise any rights and remedies provided in the Loan Documents with respect to Events of Default occurring at any time or from time to time after the date of this Agreement, and such rights shall be cumulative and not exclusive.

     7. In order to induce the Lender to waive the Prior Defaults and execute this Agreement the Borrower agrees to issue and deliver to Borrower simultaneous with the execution of this Agreement a Stock Purchase Warrant for Common Stock to purchase 1,150,000 shares of Common Stock, $0.01 par value, of the Borrower at a purchase price of $0.25 per share (the "Warrant") in the form of Exhibit B attached hereto and made a part hereof. In addition, simultaneously with the execution of this Agreement, the Borrower shall deliver to Lender the sum of $50,000 cash (the "Special Payment"). The Special Payment shall be used first to pay all Lender Costs and, thereafter, applied to the Note. The portion of the Special Payment applied to the Note is in addition to and shall not constitute any portion of any scheduled monthly installments required by the terms of the Note. Lender acknowledges that the Borrower does not currently have sufficient shares of Common Stock for issuance upon exercise of the Warrants and the Additional Warrants described herein.

     8. Lender hereby agrees that the Borrower shall have the right and option as described herein to redeem a portion of the shares of Common Stock that are subject to the Warrant by payment of all or a portion of the outstanding principal and interest on the Note as follows:

          (i) If the Note is paid in full prior to May 31, 1998, the number of shares of Common Stock, $0.01 par value, represented by the Warrant will be reduced by 650,000 shares to 500,000 shares;

          (ii) If the Note is paid in full prior to June 30, 1998, the number of shares of Common Stock, $0.01 par value, represented by the Warrant will be reduced by 500,000 shares to 650,000 shares;

          (iii) If a portion of the Note, in excess of the scheduled monthly payments, is repaid to Lender prior to May 31, 1998, the number of shares of Common Stock, $0.01 par value, represented by the Warrant shall be reduced by one (1) share of Common Stock, $0.01 par value, to a maximum of 650,000 shares for each one dollar ($1.00) of principal (in excess of scheduled payments) that the Note is repaid prior to May 31, 1998; and

          (iv) If a portion of the Note, in excess of the scheduled monthly payments, is repaid to Lender prior to June 30, 1998, the number of shares of Common Stock, $0.01 par value, represented by the Warrant shall be reduced by three-quarters (3/4) of a share of Common Stock, $0.01 par value, up to a maximum of 500,000 shares (rounded down to the nearest share) for each one dollar ($1.00) of principal (in excess of scheduled payments) that the Note is repaid prior to June 30, 1998.

     9. The Borrower and Lender hereby modify Section 6 of the Loan Agreement to add the following Affirmative Covenants at the end of such Section

                   "L. BCPA  Contract.  Borrower shall notify Lender within five
         (5) days of the execution of this Agreement of (i) BCPA's alleged option purchase price for the Cardiology Machine that is subject to the BCPA Contract as calculated by Borrower and (ii) the amount and terms of payment credits available in Borrower's opinion to BCPA (in detail) under the terms of the BCPA Contract. Borrower will use its best efforts to cause BCPA to exercise its option to purchase the Cardiology Machines in accordance with the BCPA Contract.

                   M. Increase in Authorized  Shares.  On or before the Maturity
         Date of the Note, the Borrower shall cause its Articles of Incorporation to be amended and its Certificate of Amendment duly filed to increase the number of shares of common stock authorized to be issued to am amount equal to (i) the outstanding number of shares plus
         (ii) the number of shares which could be issued upon the exercise of all outstanding warrants, options, contracts or commitments of any kind entitling Person to purchase or otherwise acquire shares of common stock of Borrower.

                   N. Notice of Imatron Termination. Borrower shall advise Lender in writing within twenty-four (24) hours after Borrower's receipt of notice (oral or written) from Imatron that Imatron no longer intends to use its best efforts to assist the Borrower in obtaining financing or no longer intends to use its best efforts to cause the placement and purchase of ten (10) Cardiology Machines from the Borrower."

     10. Except as otherwise set forth herein this Agreement shall not impair, limit, restrict or otherwise affect the obligations of Borrower to Lender under the Loan Documents. Borrower hereby acknowledges, agrees and represents that (a) Borrower is indebted to Lender pursuant to the terms of the Note as modified hereby and Borrower agrees that the Loan Documents are valid and binding and are in full force and effect according to their terms and conditions; (b) the Liens, security interests and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests and assignments of the respective dignity and priority recited in the Loan
Documents; (c) Borrower has no claims, offsets, defenses or counterclaims against Lender whether arising under the Loan Documents or otherwise; and (d) Lender is not in default and no event has occurred which, with the passage of time, giving of notice, or both, would constitute a default by Lender of Lender's obligations under the Security Documents. To the extent Borrower now has any claims, offsets, defenses or counterclaims against Lender or the repayment of all or a portion of the Note, whether known or unknown, fixed or contingent, the same are hereby forever irrevocably waived and released in their entirety.

     11. Lender has been advised that Borrower has amended or modified the BCPA Contract. Lender has not and does not consent to any such amendments or modifications and nothing in this Agreement shall constitute the Lender's agreement and consent to be bound by the terms or conditions of any amendments or modifications. The provisions of this Agreement shall not constitute Lender's consent or agreement to the amount of the payment credits allegedly given by Borrower to BCPA under any amendments to the BCPA Contract.

     12. Lender and Borrower agree that, except as modified herein, all of the terms and conditions of the Loan Documents are hereby ratified and reaffirmed.

     13. The terms and conditions of this Agreement shall not be binding upon Lender unless the Borrower satisfies or fulfills each of the following conditions on or before May 1, 1998:

          (a) Borrower's delivery to Lender of a certificate of an officer of Borrower certifying that attached thereto is a true and correct copy of resolutions of the Board of Directors of Borrower authorizing the execution of this Agreement, the Subordination Agreement and the issuance of the Warrant;

          (b) Borrower's delivery to Lender of a duly executed Warrant;

          (c)  Borrower's delivery to Lender of $50,000 cash;

          (d) Borrower's delivery to Lender of a duly executed Subordination Agreement;

          (e) Delivery to Lender of the written consent from Uro-Tech, Ltd. (together with any other required approvals or authorization) to the transactions contemplated or described in this Agreement and a Subordination Agreement in a form acceptable to Imatron;

          (f) Delivery to Lender of evidence of the consummation of the loan transaction between Borrower and Imatron and the receipt by Borrower of a minimum of $200,000 in loan proceeds from Imatron; and

          (g) Delivery to Lender of the two (2) agreements representing the stock purchase warrants (each for 50,000 shares) previously granted to the Lender (the "Additional Warrants").


                                    POSITRON CORPORATION

                                    By:
                                       ---------------------------------------
                                        Gary Wood, Chairman



                      PROFUTURES BRIDGE CAPITAL FUND, L.P.


                                    By:  Bridge Capital Partners, Inc.,
                                          General Partner

                                         By:

                                    EXHIBIT A


                             SUBORDINATION AGREEMENT

                             SUBORDINATION AGREEMENT


         THIS SUBORDINATION AGREEMENT ("Agreement") is made and entered into as of April 28, 1998, by and among IMATRON, INC., a _____________ company ("Subordinated Creditor"), PROFUTURES BRIDGE CAPITAL FUND, L.P., a Delaware limited partnership ("Senior Creditor"), and POSITRON CORPORATION, a Texas corporation ("Borrower").

                                    RECITALS:

         Senior Creditor and Borrower are parties to a certain Loan and Security Agreement dated November 14, 1996 (as at any time amended, the "Loan Agreement"), pursuant to which Senior Creditor made Loans to or for the benefit of Borrower from time to time, secured by all or substantially all of the assets of Borrower. Capitalized terms used in these Recitals and elsewhere in this Agreement, unless otherwise defined, shall have the meanings ascribed to them in the Loan Agreement as in effect on the date hereof.

         Borrower and Subordinated Creditor are parties to the Subordinated Loan Agreement dated as of April __, 1998 pursuant to which Subordinated Creditor has agreed to loan $500,000 pursuant to the terms of a certain Promissory Note of even date therewith (the "Subordinated Note"), on the terms and conditions set forth in the Subordinated Loan Agreement and Subordinated Note and secured by subordinate Liens on all or substantially all of the assets of the Borrower.

         Senior Creditor and Subordinated Creditor desire to agree as to the relative rights of payment and other rights under their respective financing arrangements and to memorialize certain other agreements with respect to the enforcement of their respective rights and remedies against the Borrower.

         NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and in consideration of the foregoing premises, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants herein, and to induce Senior Creditor to consent to the Subordinate Debt by and between Subordinated Creditor and Borrower, the parties hereto, intending to be legally bound hereby, agree as follows:

 1.       Definitions; Rules of Construction.

          (a) In addition to such other terms as are elsewhere defined herein, as used in this Agreement the following terms shall have the following meanings:

                   "Bankruptcy Code" shall mean title 11 of the United States Code.

                   "Enforcement Expenses" shall mean all reasonable costs and expenses incurred by Senior Creditor in connection with its enforcement of any rights or remedies under the Senior Creditor Loan Documents, the collection of any of the Senior Debt or the protection of, or realization upon, any Collateral after the occurrence and during the continuance of a Senior Debt Default, including, by way of example, reasonable attorneys' fees, court costs, appraisal and consulting fees, auctioneer's fees, rent, storage, insurance premiums and like items and whether or not such amounts are allowed as a claim against Borrower under the Bankruptcy Code.

                   "Payment Default" shall mean a Senior Debt Default that results from Borrower's failure to pay any of the Senior Debt on the due date thereof (whether due at stated maturity, upon acceleration, on demand or otherwise).

                   "Plan" shall mean a plan proposed in a proceeding under the Bankruptcy Code for the reorganization or rehabilitation of Borrower, a composition or extension of any of Borrower's Debts or a liquidation in whole or in part of Borrower's assets.

                   "Reorganization Securities" shall mean (i) the securities of Borrower (including senior securities) provided for by a plan of reorganization of Borrower that has been proposed in a case under the Bankruptcy Code and confirmed by final order of the bankruptcy court having jurisdiction over such case, and (ii) shares of common stock or other equity securities, and debt securities, the payment of which is subordinated, at least to the extent provided in this Agreement with respect to the Subordinated Debt, to the payment of all Senior Debt at the time outstanding and to the payment of all debt securities issued in exchange therefor to Senior Creditor, which shares or other equity or debt securities have been provided for by a plan of reorganization which has been adopted or agreed to other than pursuant to a proceeding referred to in clause (i) of this definition and which has been approved or agreed to by Senior Creditor.

                   "Senior Creditor Loan Documents" shall mean and include (i) the Loan Agreement, the other Loan Documents, and all other instruments or agreements now or hereafter evidencing or securing the payment of the whole or any part of the Senior Debt and (ii) all renewals, modifications, extensions, refinancings, restructurings or replacements thereof.

                   "Senior Debt" shall mean (i) all liabilities, indebtedness and obligations of Borrower now or hereafter existing under or with respect to any of the Senior Creditor Loan Documents, whether such obligations are now or hereafter existing and however and whenever made or incurred, and whether direct or indirect, absolute or contingent, due or to become due, or secured or unsecured, including all principal, interest and premium on, and all other amounts payable in respect of, any of such obligations, and all indemnity amounts, reimbursement obligations and other amounts owed by Borrower to Senior Creditor thereunder, (ii) any and all loans made or other credit extended by Senior Creditor to Borrower during the pendency of any insolvency proceeding of Borrower, (iii) all interest at any time accrued with respect to the foregoing (including any interest that accrues during the pendency of any bankruptcy case of Borrower, whether or not Senior Creditor is authorized by Section 506 of the Bankruptcy Code to collect such interest from Borrower), and (iv) all Enforcement Expenses for which Borrower is now or hereafter becomes liable to pay to Senior Creditor in connection with any of the foregoing under any agreement or by applicable law.

                   "Senior Debt Default" shall mean an Event of Default under (and as defined in) the Senior Creditor Loan Documents.

                   "Subordinated Debt" shall mean (i) all liabilities, indebtedness and obligations of Borrower to Subordinated Creditor under or with respect to any of the Subordinated Debt Documents, whether such liabilities, indebtedness or obligations are now or hereafter existing and however and whenever made or incurred, and whether direct or indirect, absolute or contingent, due or to become due, or secured or unsecured, including all principal, interest and premium on, and all other amounts payable in respect of, the Subordinated Note, and all fees, charges, commitment or other fees, indemnity amounts, enforcement expenses (including reasonable attorneys' fees) and other amounts owing by Borrower to Subordinated Creditor under any of the Subordinated Debt Documents; and (ii) all renewals, extensions, substitutions, refundings, refinancings, restructurings or replacements of any such liabilities, indebtedness or obligations (including all successive renewals, extensions, substitutions, refundings, refinancings, restructurings or replacements of such liabilities, indebtedness or obligations).

                   "Subordinated Debt Default" shall mean an Event of Default under, and as defined in, the Subordinated Loan Agreement.

                   "Subordinated Debt Documents" shall mean and include the Subordinated Loan Agreement, the Subordinated Note, and all other instruments and agreements now or hereafter evidencing or securing the payment of the whole or any part of the Subordinated Debt.

          (b) The terms "herein," "hereof' and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements shall include any and all modifications thereto and any and all restatements, extensions or renewals thereof. All references to "including" and "include" shall be understood to mean "including, without limitation."

 2.       Subordination.

          (a) Except as otherwise provided in the Modification and Consent Agreement of even date by and between Borrower and Senior Creditor (the "Consent"), Subordinated Creditor hereby postpones and subordinates all of the Subordinated Debt to the full and final payment and discharge of all of the Senior Debt and Senior Creditor shall be entitled to receive payment in full of all Senior Debt before any payment (other than a distribution of Reorganization Securities) is made on account of or applied to any of Subordinated Debt.

          (b) Subordinated Creditor hereby subordinates any security interest or liens it now has or may hereafter acquire in the Collateral and other assets of the Borrower to any security interest in or liens upon the Collateral or other assets of Borrower which Senior Creditor has under the Senior Creditor Loan Documents or otherwise.

          (c) Each holder of Subordinated Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired the Subordinated Debt with full knowledge and subject to the terms and provisions of this Agreement.

          (d) In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Borrower or the proceeds thereof to creditors of the Borrower or upon any indebtedness of the Borrower, by reason of the liquidation, dissolution or other winding up of the Borrower or the Borrower's business, or in the event of any sale of assets of the Borrower or insolvency proceeding involving the Borrower or its assets, then and in any such event any payment or distribution of any kind or character, whether in cash, securities or other property (excluding Reorganization Securities), which shall be payable or deliverable upon or with respect to any of the Subordinated Debt shall be paid or delivered directly to Senior Creditor for application as required by a certain Inter-Creditor Agreement by and between Senior Creditor, Uro-Tech, Ltd. and Boston Financial & Equity Corporation (the "Inter-Creditor Agreement") to the Senior Debt (whether or not the same is then due) until all of the Senior Debt has been fully paid and discharged. Each instrument evidencing Subordinated Debt shall at all times bear a conspicuous legend that the Subordinated Debt evidenced thereby is subordinated to the Senior Debt pursuant to this Agreement. The books and records of Subordinated Creditor and any other holder of Subordinated Debt shall be marked to evidence the subordination of all of the Subordinated Debt to and in favor of the Senior Debt.

 3.       Warranties and Representations.

          (a) Except as otherwise provided in the Consent, Subordinated Creditor hereby represents and warrants that: (i) it has not relied nor will it rely on any representation or information of any nature made by or received from Senior Creditor relative to Borrower in deciding to execute this Agreement; (ii) no part of the Subordinated Debt is evidenced by any instrument or writing except the Subordinated Debt Documents; (iii) Subordinated Creditor is the lawful owner of the Subordinated Debt; (iv) Subordinated Creditor has not heretofore assigned or transferred any of the Subordinated Debt, or any interest therein; and (v) Subordinated Creditor has not heretofore given any subordination in respect of the Subordinated Debt.

          (b) Subordinated Creditor hereby represents and warrants that it will vote the shares of Capital Stock of the Borrower owned by Subordinated Creditor in favor of any Amendment to the Articles of Incorporation of Borrower necessary to increase the number of shares authorized to an amount equal to the outstanding shares and the number of shares deliverable upon the exercise of all outstanding options, warrants and other commitments to issue shares of Borrower's Capital Stock.

          (c) Each of the parties hereto represents and warrants to each of the other parties hereto that this Agreement has been duly executed and delivered by such party and is the valid and binding obligation of such party, enforceable against such party in accordance with the terms hereof, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by principles of equity.

          (d)  Subordinated   Creditor   acknowledges  that  the  Inter-Creditor
Agreement subordinates the Senior Creditor's priority in certain assets of the Borrower.

          (e) Subordinated Creditor agrees to copy the Senior Creditor with any notices of default sent by Subordinated Creditor to the Borrower and with a copy of any notices to Borrower advising Borrower that Subordinated Creditor will not assist the Borrower in raising additional capital or purchasing ten (10) Cardiology Machines from Borrower.

 4. Negative Covenants. For so long as this Agreement is in effect, Borrower and Subordinated Creditor agree with Senior Creditor that, except as otherwise expressly provided in this Agreement and in the Consent: (a) Borrower shall not, directly or indirectly, make any payment on account of any part of the Subordinated Debt; (b) Subordinated Creditor shall not demand, collect or accept from Borrower any payment on account of the Subordinated Debt or any part thereof, or accelerate the maturity of the Subordinated Debt; (c) Subordinated Creditor shall not exchange, set off, release, convert to equity or otherwise discharge any part of the Subordinated Debt; (d) Subordinated Creditor shall not enforce or apply any security, now or hereafter existing for the Subordinated Debt; (e) Subordinated Creditor shall not hereafter give any subordination in respect of any of the Subordinated Debt or transfer or assign any of the Subordinated Debt; (f) Borrower shall not hereafter issue any instrument or other writing evidencing any part of the Subordinated Debt other than the Subordinated Debt Documents, and Subordinated Creditor will not receive any such writing; (g) Subordinated Creditor shall not commence or join with any other creditors of Borrower in commencing any bankruptcy, assignment for the benefit of creditors or creditor's agreement; (h) Subordinated Creditor shall not institute, or join as a party in the institution of, or assist in the prosecution of, any action, suit or proceeding seeking a determination that the security interest of Senior Creditor in any of the Collateral is invalid, unperfected or avoidable, or is or should be subordinated to the interests of any others; and (i) Subordinated Creditor otherwise shall not take or permit any action inconsistent with Senior Creditor's priority position over Subordinated Creditor that is created by this Agreement. Notwithstanding anything contained herein to the contrary, the parties hereto agree that the Borrower or the Subordinated Creditor, as the case may be, may take any of the actions restricted in this Section 4 with the express written consent of the Senior Creditor (which consent may be withheld at the sole discretion of the Senior Creditor).

 5.  Payment and Remedy Bars.

          (a) Until payment in full of the Senior Debt, no payment with respect to the Subordinated Debt (include any payment due at maturity, whether by acceleration or otherwise) shall be made by or on behalf of Borrower. Notwithstanding the provisions of this Agreement, if the Borrower receives third party subordinate financing from sources arranged by the Subordinated Creditor, whether equity or debt ("Financing"), in an amount in excess of $1,000,000 in the aggregate ("Financing Threshold") after the date of this Agreement, the Senior Creditor hereby agrees that (provided that principal and interest on the Senior Debt is not past due) one-half (1/2) of each dollar received above the Financing Threshold from such Financing may be used to repay principal and interest owing to the Subordinated Creditor; provided that a like amount is used to pay principal and interest owing to the Senior Debt.

          (b) The Subordinated Creditor agrees that until payment in full of the Senior Debt, no holder of Subordinated Debt shall take any action to (x) accelerate the maturity of, or demand as immediately due and payable, all or any part of the Subordinated Debt, (y) commence, continue or participate in any judicial, arbitral or other proceeding or any other enforcement action of any kind against Borrower or any of such Borrower's assets (including any involuntary proceeding under the Bankruptcy Code) seeking, directly or indirectly, to enforce any of their rights or remedies, or to enforce any of the obligations incurred by Borrower under or in connection with the Subordinated Debt or the Subordinated Debt Documents, or (z) commence or pursue any judicial, arbitral or other proceeding or legal action of any kind, seeking injunctive or other equitable relief to prohibit, limit or impair the commencement or pursuit by Senior Creditor of any of its rights or remedies under or in connection with the Senior Creditor Loan Documents or otherwise available to Senior Creditor under applicable law.

 6. Turnover of Prohibited Transfers. If notwithstanding the provisions of this Agreement any payment, distribution, Collateral or security (other than Reorganization Securities), or the proceeds thereof, are received by any holder of Subordinated Debt on account of or with respect to any of the Subordinated Debt, such payment, distribution, Collateral or security (other than Reorganization Securities) shall be held in trust for the benefit of, and shall immediately be paid or delivered by such holder to the Senior Creditor in the form received (except for the addition of any endorsement or assignment necessary to effect a transfer of all rights therein to Senior Creditor) for application to the Senior Debt and other Borrower debt in the order established by the Inter-Creditor Agreement. Senior Creditor is irrevocably authorized to supply any required endorsement or assignment which may have been omitted. Until so delivered, Subordinated Creditor shall exercise its best efforts to ensure that such payment, distribution or security shall not be commingled with other funds or property of Subordinated Creditor.

 7.       Amendments to Documents.

          (a) Senior Creditor and Borrower shall be authorized to amend any of the Senior Creditor Loan Documents to which they are a party in accordance with the terms thereof, and without prior notice to or the consent of any of the holders of the Subordinated Debt.

          (b) Without the prior written consent of Senior Creditor (which consent may be given or withheld in Senior Creditor's sole discretion), no provision of the Subordinated Debt Documents shall be amended, modified or supplemented if the effect thereof would be to (i) advance the originally scheduled dates for the payment of principal, interest or other sums payable in respect of any Subordinated Debt, or modify in any manner adverse to Borrower the dates for or premiums payable in connection with prepayments, (ii) impose on Borrower prepayment charges, closing fees or other fees or (iii) impose on Borrower any representations, warranties, covenants, events of default or other provisions that are more restrictive or burdensome to Borrower than the terms and provisions of the Subordinated Debt Documents as in effect on the date of this Agreement.

 8. Certain Waivers and Consents. Borrower and Subordinated Creditor each hereby waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance of this Agreement in any action brought therefor by Senior Creditor. To the fullest extent permitted by applicable law, Borrower and Subordinated Creditor each hereby further waives: presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payment or nonpayment and any and all other notices and demands of any kind in connection with all negotiable instruments evidencing all or any portion of the Senior Debt; the right to require Senior Creditor to marshall any Collateral or security, or to enforce any Lien that Senior Creditor may now or hereafter have in any Collateral securing the Senior Debt or to pursue any claim it may have against any guarantor of the Senior Debt, as a condition to Senior Creditor's entitlement to receive any payment on account of the Senior Debt; notice of the acceptance of this Agreement by Senior Creditor; and notice of any credit made available to Borrower, extensions of time granted, amendments to the Loan Agreement or the other Senior Creditor Loan Documents, or other action taken in reliance hereon. Subordinated Creditor hereby consents and agrees that Senior Creditor may, without in any manner impairing, releasing or otherwise affecting the subordination provided for in this Agreement or any of Senior Creditor's rights hereunder and without prior notice to or the consent of Subordinated Creditor: release, renew, extend, compromise or postpone the time of payment of any of the Senior Debt; substitute, exchange or release any or all of the Collateral or decline or neglect to perfect Senior Creditor's Lien upon any of the Collateral; add or release any Person primarily or secondarily liable from any of the Senior Debt; amend or modify any of the Senior Creditor Loan Documents or waive any Senior Debt Default; and increase or decrease the amount of the Senior Debt or the rate of interest or the amount of any other charges payable in connection therewith.

 9. Subrogation. Provided that the Senior Debt has been indefeasibly paid and discharged and any commitment that Senior Creditor may have under the Senior Creditor Loan Documents to make loans or extend other credit has been terminated or expired, the holders of Subordinated Debt shall be subrogated (without any representation by or recourse to Senior Creditor) to the rights of Senior Creditor to receive payments or distributions of cash, property or securities payable or distributable on account of the Senior Debt, to the extent that the Senior Creditor would be entitled to have such payments and distributions paid over to or for its benefit; and for the purpose of such subrogation, no payment or distribution to Senior Creditor of any cash, property or securities to which the holders of Subordinated Debt would otherwise be entitled except for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to Senior Creditor by the holders of Subordinated Debt, shall, as between Borrower and its creditors other than Senior Creditor and the holders of Subordinated Debt, be deemed to be a payment by Borrower to or on account of any Subordinated Debt, it being understood that the provisions of this Agreement are solely for the purpose of defining the relative rights of Senior Creditor, on the one hand, and the holder of Subordinated Debt, on the other. In no event, however, shall any holder of Subordinated Debt have any rights or claims against Senior Creditor for any impairment of Subordinated Creditor's subrogation rights that might result from Senior Creditor's release of any Lien upon any Collateral, forgiveness, compromise, extension or discharge of any Senior Debt, release of Borrower, or vote to accept or reject any Plan.

 10. Statement of Account. Subordinated Creditor agrees to render to Senior Creditor from time to time upon Senior Creditor's request therefor a statement of Borrower's account with Subordinated Creditor and Borrower agrees to afford Senior Creditor access to the books and records of Borrower in order that Senior Creditor may make a full examination of the state of accounts of Borrower with Subordinated Creditor

 11. Validity of Subordinated Debt. The provisions of this Agreement subordinating the Subordinated Debt to the Senior Debt are solely for the purpose of defining the relative rights of Senior Creditor and Subordinated Creditor and shall not impair, as between Subordinated Creditor and Borrower, the obligation of Borrower, which is unconditional and absolute, to pay the Subordinated Debt in accordance with its terms except as payment thereof may be postponed in accordance with this Agreement.

 12. Indulgences Not Waivers. Neither the failure nor any delay on the part of Senior Creditor to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof or give rise to an estoppel, nor be construed as an agreement to modify the terms of this Agreement, nor shall any single or partial exercise of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing.

 13. Duration. This Agreement shall become effective when executed by Borrower and Subordinated Creditor and accepted by Senior Creditor in Denver, Colorado, and, when so accepted, shall constitute a continuing agreement of subordination, and shall remain in effect until all of the Senior Debt has been paid in full in immediately available funds. Senior Creditor may, without notice to Subordinated Creditor, extend or continue credit and make other financial accommodations to or for the account of Borrower in reliance upon this Agreement. The provisions of this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment of any Senior Debt is rescinded or otherwise must be returned by Senior Creditor, all as if any such payment had not been made.

 14. Default and Enforcement. If at any time any holder of Subordinated Debt fails to comply with any provision of this Agreement that is applicable to such holder, Senior Creditor may demand specific performance of this Agreement, whether or not Borrower itself has complied with the terms hereof, and may exercise any other remedy available at law or equity. Without limiting the generality of the foregoing, if any holder of Subordinated Debt, in violation of this Agreement, shall institute or participate in any action, suit or proceeding against Borrower, then Borrower may interpose as a defense or dilatory plea this Agreement and Senior Creditor is irrevocably authorized to intervene and to interpose such defense or plea in its or Borrower's name. If any holder of Subordinated Debt attempts to assert or enforce any Lien with respect to any Collateral in violation of this Agreement, Borrower or Senior Creditor (in Borrower's or Senior Creditors name) may by virtue of this Agreement restrain such enforcement.

 15. Litigation; Jurisdiction and Venue. Borrower, Senior Creditor, Subordinated Creditor and each other holder of Subordinated Debt each hereby irrevocably consents to the jurisdiction of the courts of the State of Colorado and of any federal court located in the State of Colorado, in connection with any action or proceeding arising out of or relating to this Agreement. In any such litigation, Borrower, Subordinated Creditor, each other holder of Subordinated Debt and Senior Creditor each hereby waives personal service of any summons, complaint or other process, and agrees that the service thereof may be made by certified mail direct to Borrower, Subordinated Creditor and Senior Creditor at their respective places of business set forth in Section 16 hereof, and, in the case of any other holder of Subordinated Debt, at the last known address for such holder. Within 30 days after such mailing, the party so served shall appear and answer to such summons, complaint or other process. Should the party so served fail to appear or answer within said 30-day period, then such party failing to appear or answer shall be deemed in default and judgment may be entered against such party for the amount or other relief as demanded in any summons, complaint or other process so served. In the alternative, in its sole discretion, any party may effect service upon any other party in any other form or manner permitted by applicable law. The choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce the same in any appropriate jurisdiction, or the commencement by Senior Creditor or Subordinated Creditor, in its sole discretion, of any action or suit in any jurisdiction where any Collateral may be found to repossess or foreclose upon any such Collateral.

 16. Notices. Except as otherwise provided herein, whenever any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by the other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section
16), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth below or to such other address (or facsimile number) as may be substituted by notice given as herein provided:

  (a) If to Senior Creditor:        ProFutures Bridge Capital Fund, L.P.
                                    S. Roslyn Street, Suite 350
                                    Englewood, Colorado  80111
                                    Attention:  James H. Perry
                                    Facsimile: (303) 721-1190

                                    With copies to:

                                    Goins, Underkofler, Crawford & Langdon, LLP
                                    Elm Street, Suite 3300
                                    Dallas, Texas  75201
                                    Attention:  John O. Langdon
                                    Facsimile: (214) 969-5902

  (b) If to Subordinated Creditor:  Imatron, Inc.
                                    Oyster Point Blvd. South
                                    San Francisco, CA  94080
                                    Attention: Mr. S. Lewis Meyers, President
                                    Facsimile: (415) 871-0418

  (c)  If to Borrower:              Positron Corporation
                                    Park Ten Place
                                    Houston, Texas  77084
                                    Attention: President
                                    Facsimile: (281) 492-2961

          The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any person (other than Senior Creditor, Subordinated Lender or Borrower) designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

 17. Entire Agreement. This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements or conditions, whether express or implied, oral or written. Neither this Agreement nor any portion or provision hereof may be changed, waived or amended orally or in any manner other than by an agreement in writing signed by Senior Creditor, Borrower and Subordinated Creditor.

 18. Additional Documentation. Borrower and Subordinated Creditor shall execute and deliver to Senior Creditor such further instruments and shall take such further action as Senior Creditor may reasonably request from time to time in order to carry out the provisions and intent of this Agreement.

 19. Successors and Assigns. This Agreement shall inure to the benefit of Senior Creditor, its successors and assigns, and shall be binding upon both Borrower and Subordinated Creditor and their respective successors and assigns; provided, however, that neither Subordinated Creditor nor any subsequent holder of any Subordinated Debt shall assign or transfer to any Person any part of the Subordinated Debt.

 20. Defects Waived. This Agreement is effective notwithstanding any defect in the validity or enforceability of any instrument or document at any time evidencing or securing the whole or any part of the Senior Debt.

 21. Governing Law. The validity, construction and enforcement of this Agreement shall be governed by the internal laws of the State of Colorado.

 22. Severability. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

 23. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

 24. MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS HEREUNDER.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed, sealed and delivered on the day and year first above written.

                             SUBORDINATED CREDITOR:

                            IMATRON, INC.,
                            a New Jersey corporation

                            By:
                            Name:
                            Title:

                            SENIOR CREDITOR:

                            PROFUTURES BRIDGE CAPITAL FUND, L.P.,
                            a Delaware limited partnership

                            By:      Bridge Capital Partners, Inc.
                                     its General Partner

                            By:
                                     James H. Perry, President

                            BORROWER:

                            POSITRON CORPORATION,
                            a Texas corporation

                            By:
                            Name:
                            Title:

                                    EXHIBIT B

                                     WARRANT



          NOTICE THIS WARRANT AND THE UNDERLYING SHARES ARE SUBJECT TO
                  RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN
                              POSITRON CORPORATION

                                             Right to Purchase 1,150,000 Shares
                                                        (Subject to adjustment)

                       Stock Purchase Warrant for Common Stock

         POSITRON CORPORATION (hereinafter called the "Company"), a Texas corporation, hereby certifies that, for value received,

                      PROFUTURES BRIDGE CAPITAL FUND, L.P.

or registered assigns (the "Holder"), is entitled to purchase from the Company at any time or from time to time during the Exercise Period (as hereinafter defined) an aggregate of One Million One Hundred Fifty Thousand (1,150,000) fully paid and non-assessable shares, subject to adjustment as provided below, of the Common Stock, $.01 par value (the "Common Stock") of the Company, on the payment therefor of the purchase price (subject to adjustment as stated herein) which shall be equal to $0.25 (the "Exercise Price") for each share of the Common Stock so purchased, upon the surrender of this Warrant duly signed by the registered Holder hereof at the time of exercise, accompanied by payment of the purchase price, upon the terms and subject to the conditions hereinafter set forth.

 I. EXERCISE OF WARRANT. This Warrant shall be exercisable during the period beginning April 1, 1998 and ending at 5:00 p.m. (Houston time) on March 31, 2008 (the "Exercise Period"). During the Exercise Period, this Warrant may be exercised, in whole or in part at any time as follows:

                   The Holder shall surrender this Warrant to the Company at its then principal office or that of the duly authorized and acting transfer agent for its Common Stock, together with an exercise form substantially in the form of the exercise form on the last page of this Warrant signifying the Holder's election to exercise this Warrant and specifying the number of shares of Common Stock to be purchased, duly signed, together with the purchase price of the Common Stock in the form of a certified or bank cashier's check payable to the order of the Company in an amount equal to the aggregate exercise price, adjusted as provided herein, for the number of shares of Common Stock being purchased. Notwithstanding the foregoing provisions, in no event may this Warrant be exercised by any Holder who is not an accredited investor as such term is defined in Rule 501(a) of Regulation D under the Act.

 II. DELIVERY OF STOCK CERTIFICATE ON EXERCISE. As soon as practicable after the exercise of this Warrant and payment of the purchase price, the Company will cause to be issued in the name of and delivered to the registered Holder hereof or its assigns, or such Holder's nominee or nominees, a certificate or certificates for the number of full shares of Common Stock of the Company to which such Holder shall be entitled upon such exercise (and in the case of a partial exercise, a Warrant of like tenor for the unexercised portion remaining subject to exercise prior to the expiration of the Exercise Period set forth herein or, at the Holder's option, this Warrant shall be returned to the Holder with an appropriate notation made hereon). For all corporate purposes, such certificate or certificates shall be deemed to have been issued and such Holder or such Holder's designee to be named therein shall be deemed to have become a holder of record of such shares of Common Stock as of the date the duly executed exercise form pursuant to this Warrant, together with full payment, is received by the Company as aforesaid. No fraction of a share or scrip certificate for such fraction shall be issued upon the exercise of this Warrant; in lieu thereof, the Company will pay or cause to be paid to such Holder cash equal to a like fraction at the prevailing market price for such share as determined by the Company.

 III. NET ISSUE EXERCISE. In lieu of exercising this Warrant, the Holder may elect to receive shares of Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of shares using the following formula:
                                   X = Y (A- B)

                                         A

 Where X = The number of shares to be issued to Holder Y = The number of shares then purchasable under this Warrant A = The fair market value of one share B = The Exercise Price (as adjusted to the date of such calculations

For purposes of this provision, the fair market value of the shares of Common Stock of the Company shall mean the average of the closing bid and asked prices of the shares quoted in the Over-The-Counter Market Summary or the closing price quoted in any exchange or quotation system on which the shares are listed, whichever is applicable, as published in the Wall Street Journal for the ten
(10) trading days prior to the date of determination of fair market value. If the shares are not traded Over-The-Counter or on an exchange or quotation system, the fair market value shall be the price per share which the Company could obtain from a willing buyer for shares sold by the Company from authorized but unissued shares, as such price shall be agreed by the Company and the Holder.

 IV.       ANTIDILUTION PROVISIONS.

          A. Dividends. Except as otherwise provided in this Warrant, in the event that a dividend shall be declared upon the Common Stock of the Company payable in shares of said stock, the number of shares of Common Stock covered by this Warrant shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. If at any time the Company shall pay any dividend or make any distributions upon its Common Stock other than a dividend payable in shares of said stock or shall offer to the holders of its Common Stock for subscription or purchase by them any shares of any class or any other rights, the Company shall cause notice thereof to be mailed to the Holder at its address appearing on the registry books of the Company at least thirty days prior to the record date as of which holders of shares shall participate in such dividend, distribution or subscription rights, specifying such date.

          B. Reorganizations/Consolidation/Mergers. Except as otherwise provided in this Warrant, in the event that the outstanding shares of Common Stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or, of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for the shares of Common Stock covered by this Warrant, the number and kind of shares of stock or other securities which would have been substituted therefor if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such changed or substituted stock or other securities.

          C.       Other Changes.

                   1. Upon each adjustment of the Exercise Price pursuant to Paragraph IV.D., the Holder shall thereafter (until another such adjustment) be entitled to purchase, at the adjusted Exercise Price in effect on the date purchase rights under this Warrant are exercised, the number of shares of Common Stock, calculated to the nearest full share, determined by (a) multiplying the number of shares of Common Stock purchasable hereunder immediately prior to the adjustment of the Exercise Price by the Exercise Price in effect immediately prior to such adjustment, and (b) dividing the product so obtained by the adjusted Exercise Price in effect on the date of such exercise.

                   2. In the event there shall be any change, other than specified elsewhere in this Warrant, in the number or kind of outstanding shares of Common Stock of the Company or of any stock or other securities into which such Common Stock shall be changed or for which it shall have been exchanged, and if such change equitably requires an adjustment in the number or kind of shares covered by this Warrant, such adjustment shall be made by the Board of Directors of the Company and the Holder.

          D. Purchase Price Adjustments. The Exercise Price shall be subject to adjustment as follows:

                   1. In case the Company shall issue any shares of Common Stock
(i) by way of split-up of outstanding shares of Common Stock, or (ii) by way of dividends payable in Common Stock, the Exercise Price thereafter shall be immediately adjusted and the adjusted Exercise Price shall be equal to the quotient determined by dividing (A) the product of the total number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the Exercise Price in effect immediately prior to such issuance by (B) the total number of shares of Common Stock outstanding immediately after such issuance.

                   2. No reorganization of the Company and no consolidation or merger thereof with or into any other corporation or corporations and no conveyance of all or substantially all of the assets of the Company to any other corporation shall be made unless, as a part of such reorganization, consolidation or merger or conveyance arrangements shall be made whereby the Holder of this Warrant shall thereafter be entitled to convert the same into a warrant or warrants for any stock, securities or other assets given in exchange for the Common Stock of the Company on such reorganization, or in connection with such consolidation, merger or conveyance, in such amount and with an Exercise Price for such value (but not below the par value of the securities subject to the new warrant) as would, at the time, have been given in exchange for the Common Stock. The Company shall not increase the par value per share of any stock or securities issuable under the Warrant to an amount more than $0.01 per share.

                   3. In case the Company, by reclassification of its Common Stock or by amendment to its Certificate of Incorporation, shall reduce the number of shares of such Common Stock outstanding, the Exercise Price thereafter shall be immediately adjusted, and the adjusted Exercise Price shall be determined by multiplying the number of shares of Common Stock outstanding immediately before such reduction by the then Exercise Price and the resulting product shall be divided by the reduced number of shares of Common Stock outstanding, and the quotient resulting from such division (or the par value of the Common Stock, whichever is higher) shall be the Exercise Price after such adjustment, until a further adjustment of the Exercise Price of the Common Stock shall be required to be made by reason of a further reduction of the number of shares of such Common Stock outstanding.

                   4. If the Company at any time or from time to time after the date of this Warrant issues any additional shares of Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such additional shares, or without consideration (other than pursuant to a transaction covered by Paragraphs IV.D.1. or 3. above) then, and thereafter successively upon each such issuance, but only if the following calculation shall result in a reduction of the Exercise Price, the Exercise Price in effect immediately prior to the issuance of such additional shares shall forthwith be reduced to a price determined by dividing (a) an amount equal to (i) the total number of shares of Common Stock outstanding immediately following the last previous adjustment of the Exercise Price pursuant to this Paragraph IV.D. (or on the date of this Warrant if there shall have been no previous adjustment) multiplied by the Exercise Price in effect immediately prior to such issuance, plus (ii) the consideration, if any, received or deemed to have been received by the Company upon such issuance and upon the issuance of any Common Stock issued subsequent to the last previous adjustment of the Exercise Price pursuant to this Paragraph IV.D. (or subsequent to the date of this Warrant if there shall have been no such previous adjustment), by (b) the total number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Without limiting the foregoing this Paragraph IV.D. applies to the issuance of shares pursuant to the exercise of warrants issuable by the Company pursuant to the Agreement to Issue Warrants of even date herewith between the Company and ProFutures Bridge Capital Fund, L.P.

          E. No Fractional Shares. No adjustment or substitution provided for in this Warrant shall require the Company to issue or to sell a fractional share and the total adjustment or substitution with respect to this Warrant shall be limited accordingly.

          F. Calculation. Upon each adjustment of the Exercise Price and upon each change in the number of shares of Common Stock deliverable upon the exercise of this Warrant, and in the event of any change in the rights of the holder by reason of other events hereinabove set forth, the Company shall forthwith give written notice thereof to the holder in the form of a certificate, executed by its President or one of its Vice Presidents, stating the adjusted Exercise Price and the new number of shares so deliverable, or specifying the other shares of stock, securities or assets and the amount thereof so deliverable and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          G. Exempt Transactions. Notwithstanding any provision contained herein to the contrary, no adjustment shall be made to the Exercise Price or the number of shares of Common Stock purchasable hereunder in respect of (a) any options, warrants or other securities outstanding as of the date hereof that are exercisable or exchangeable for or convertible into shares of common Stock, (b) options that may hereafter be granted in accordance with any employee stock option plan in effect as of the date hereof, (c) the issuance after the date hereof of any additional shares of Series A 8% Cumulative Convertible Redeemable Preferred Stock or Series B 8% Cumulative Convertible Redeemable Preferred Stock as dividend in respect of any such outstanding preferred stock, (d) the issuance of any securities to General Electric Company (or its affiliates) in order to fund in all or in part the acquisition of assets pursuant to the Acquisition Agreement (herein so called) dated July 15, 1996 between the Company and General Electric Company, as such agreement is amended from time to time, or the issuance of any securities to finance in all or in part the acquisition by the Company of such assets, or (e) the issuance of any shares of Common Stock upon the exercise, conversion or exchange or any of the securities described in any one or more of clauses (a), (b), (c) or (d) above.

 V.      REGISTRATION RIGHTS.

     A. Certain Definitions. As used in this Warrant, the following terms shall have the following respective meanings:

                   1. Act means the Securities Act of 1933 or any similar federal statute, and the rules and regulations of the Commission issued under the Act, as they each may, from time to time, be in effect.

                   2. Commission means the Securities and Exchange Commission, or any other federal agency at the time administering the Act.

                   3. Exchange Act means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                   4.       Intentionally Deleted.

                   5. Registration Statement means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation or any registration statement filed to register the issuance of securities, the proceeds of which are to fund or finance in all or in part the Company's acquisition of assets pursuant to the GE Acquisition Agreement).

                   6. Registrable Shares means the shares of Common Stock issuable upon exercise of this Warrant, and any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, anti-dilution provisions, or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon (a) any sale pursuant to a Registration Statement or Rule 144 under the Act, or (b) at such time that such shares of Common Stock may be sold pursuant to Rule 144(k) under the Act.

                   7. Selling Holders means the holders of Registerable Shares that are registered by the Company pursuant to this Warrant.

                   8. Demand Registration Date means July 31, 1997.

     B. Registration on Request.

                   1. At any time after the Demand Registration Date, upon the written request of one or more persons holding 75% or more of the Registrable Shares (the "Initiating Holders") that the Company effect the registration under the Act of the offer and sale of all or part of such Initiating Holders' Registrable Shares, the Company promptly will give written notice of such requested registration to all of the other holders of Registrable Shares, and thereupon the Company will effect, at the earliest possible date, the registration under the Act of (i) the Registrable Shares which the Company has been so requested to register by such Initiating Holders, and (ii) all other Registrable Shares which the Company has been requested to register by the other holders of the Registrable Shares by written request given to the Company within 30 days after the giving of such written notice by the Company, all to the extent requisite to permit the public disposition of the Registrable Shares so to be registered. The Company shall be required to effect only one registration pursuant to this Paragraph V.B.

                   2. Whenever the Company shall effect a registration pursuant to this Paragraph V.B., no securities other than Registrable Shares shall be included among the securities covered by such registration unless Selling Holders of greater than 50% of the Registrable Shares to be included in such registration shall have consented in writing to the inclusion of such other securities.

                   3. Registrations under this Paragraph V.B. shall be on such appropriate registration form of the Commission as shall be reasonably selected by the Company, subject, however, to Paragraph V.A.5.

                   4. At the election of Selling Holders of greater than 75% of the Registrable Shares to be included in such registration, the offering of Registrable Shares pursuant to this Paragraph V.B. shall be in the form of an underwritten offering. The underwriter or underwriters of each underwritten offering of the Registrable Shares so to be registered shall be selected by the Selling Holders of at least 75% of the Registrable Shares to be included in such registration and shall be reasonably acceptable to the Company.

                   5. The Company may postpone for up to 120 days the filing or effectiveness of a Registration Statement for a registration under this Paragraph V.B if the Company reasonably believes that such registration will have a material adverse effect on the Company or any transaction contemplated by it. The Company may postpone such filing or effectiveness only once after any request for registration pursuant to this Paragraph V.B.

     C. Piggy-Back Registration.

                   1.       Intentionally Deleted.

                   2. Whenever the Company proposes to file a Registration Statement at any time and from time to time, it will, prior to such filing, give written notice to the Holder of its intention to do so and, upon the written request of the Holder given within 20 days after the Company provides such notice, the Company shall cause all Registrable Shares which the Company has been requested by the Holder to register to be registered under the Act to the extent necessary to permit their sale or other disposition in accordance with the intended method of distribution proposed in such registration; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Paragraph without obligation to the Holder. No registration effected under this Paragraph V.C. shall relieve the Company of its obligation to effect a registration upon request under Paragraph V.B.

                   3. No person may participate in any Registration Statement filed pursuant to this Paragraph V.C. unless such person (a) agrees to sell such person's Registrable Shares on the basis provided in any underwriting arrangements approved by the Company, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no such person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such person's ownership of his or its Registrable Shares to be sold or transferred free and clear of all liens, claims and encumbrances, (ii) such person's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of such person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such persons selling Registrable Shares, and the liability of each such person will be in proportion to, and provided further that such liability will be limited to, the net amount received by such person from the sale of his or its Registrable Shares pursuant to such registration; and provided, further, that no Selling Holder shall be required to agree to any lock-up period in excess of 120 days.

                   4. Unless the managing underwriter otherwise agrees, each of the Company and the Holders agrees, and the Company agrees, in connection with any underwritten registration, to use its reasonable efforts to cause is affiliates to agree, not to effect any public sale or private offer or distribution of any Common Stock or Common Stock equivalent during the ten business days prior to the effectiveness under the Securities Act of any underwritten registration and during such time period after the effectiveness under the Securities Act of any underwritten registration (not to exceed 120 days) (except, if applicable, as part of such underwritten registration) as the Company and the managing underwriter may agree.

                   5. If the Registrable Shares requested to be included in the Registration Statement by the Holder pursuant to a registration effected pursuant to Paragraph V.C.2. differ from the type of securities proposed to be registered by the Company and the managing underwriter advises the Company that due to such differences the inclusion of such Registrable Shares would materially and adversely affect the price or success of the offering (a "Material Adverse Effect"), then (i) the number of such Holder's Registrable Shares to be included in the Registration Statement shall be reduced to an amount which, in the judgment of the managing underwriter, would eliminate such Material Adverse Effect or (ii) if no such reduction would, in the judgment of the managing underwriter, eliminate such Material Adverse Effect, then the Company shall have the right to exclude all such Registrable Shares from such registration statement provided no other securities of such type are included and offered for the account of any other person in such Registration Statement. Any partial reduction in number of Registrable Shares to be included in the
Registration Statement pursuant to clause (i) of the immediately preceding sentence shall be effected pro rata based on the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such Registration Statement by all persons who have requested that their shares be included in such Registration Statement. If the Registrable Shares requested to be included in the Registration Statement pursuant to a registration effected pursuant to Paragraph V.C.2. are of the same type as the securities being registered by the Company and the managing underwriter advises the Company that the inclusion of such Registrable Shares would cause a Material Adverse Effect, the Company will be obligated to include in such Registration Statement, as to each Holder, only a portion of the shares such Holder has requested to be registered equal to the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such registration statement by all persons (other than (i) the Company, if such registration has been initiated by the Company for securities to be offered by the Company and (ii) by persons exercising their right to cause a Demand Registration) who have requested that their shares be included in such Registration Statement. It is acknowledged by the Holder, that pursuant to the foregoing provision, the securities to be included in such registration shall be allocated (x) first, to the Company, if such registration has been initiated by the Company for securities to be offered by the Company, (y) second, to securities offered by persons exercising their right to cause a Demand Registration, if such registration is a Demand Registration and (z) third, to the Holder and all other persons requesting securities to be included therein in accordance with the above described ratio. If as a result of the provisions of this Paragraph V.C.5. any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder's request to include Registrable Shares in such Registration Statement. As used herein, the term "Demand Registration" shall mean a registration of Common Stock under the Act requested by a person pursuant to a contractual right of such person to demand that the Company initiate such a registration. This Paragraph V.C.5. does not apply to a registration effected pursuant to Paragraph V.C.1.

     D. Registration Procedures. If and whenever the Company is required by the provisions of this Warrant to effect the registration of any of the Registrable Shares under the Act, the Company shall:

                   1. File with the Commission a Registration Statement with respect to such Registrable Shares and cause that Registration Statement to become and remain effective;

                   2. As soon as reasonably practicable prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective until 180 days from the effective date;

                   3. As soon as reasonably practicable furnish to the Selling Holders such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Selling Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the Selling Holders;

                   4. As soon as reasonably practicable register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as any Selling Holder shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Holder to consummate the public sale or other disposition in such states of the Registrable Shares; provided, however, that the Company shall not be required in connection with this Paragraph V.D.4. to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction; and

                   5. Obtain a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters and an opinion from the Company's counsel in customary form and covering such matters of the type customarily covered in public issuances of securities, in each case addressed to the Selling Holders.

          If the Company has delivered a preliminary or final prospectus to the Selling Holders and after having done so the prospectus is amended to comply with the requirements of the Act, the Company shall promptly notify the Selling Holders and, if requested, the Selling Holders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the Selling Holders revised prospectuses and, following receipt of the revised prospectuses, the Selling Holders shall be free to resume making offers of the Registrable Shares.

     E. Allocation of Expenses. The Company will pay all Registration Expenses of all registrations under this Warrant. For purposes of this Warrant, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Paragraph V., including without limitation, all registration and filing fees, exchange listing fees, printing expenses, the fees and disbursements of counsel for the Company and the fees and disbursements of one counsel selected by all of the Selling Holders, the fees and disbursements of the Company's accountants, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of the Selling Holders' own counsel (other than the counsel selected to represent all of the Selling Holders).

     F.  Indemnification.

                    1. In the event of any registration of any of the Registrable Shares under the Act pursuant to this Agreement, the Company will indemnify and hold harmless each of the Selling Holders, each of its directors, officers or partners and each other person, if any, who controls such seller within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or controlling person may become subject under the Act, the Exchange Act, Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and the Company will reimburse such seller and each such controlling person for any legal or any other expenses reasonably incurred by such seller or controlling person in connection with investigating or defending any such loss, claim, damage or liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of a Selling Holder or controlling person specifically for use in the preparation thereof.

                   2. In the event of any registration of any of the Holder's Registrable Shares under the Act pursuant to this Agreement, each Selling Holder will indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers or controlling persons may become subject under the Act, Exchange Act, Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of a Selling Holder, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of the Selling Holder hereunder shall be limited to an amount equal to the proceeds realized by such Selling Holder from the Registrable Shares sold as contemplated herein.

                   3. Each party entitled to indemnification under this Paragraph (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further than the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Paragraph. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

     G. Information by Holder. The Selling Holders shall furnish to the Company such information regarding the Selling Holders and the distribution proposed by the Selling Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Paragraph.

     H. Time. If a request for registration is made pursuant to Paragraph V.B., and if for any reason (including because of a postponement by the Company pursuant to paragraph V.B.5., but excluding because of a default by the Selling Holders with respect to any obligation of theirs hereunder pertaining such registration) a Registration Statement is not effective with respect to such Registrable Shares within 120 days after the request for registration is made, the number of shares of Common Stock covered by this Warrant shall be increased, and the Exercise Price shall be reduced, as provided in Paragraph IV. as if the Company on the 121st day after the request for registration declared and paid a dividend upon the Common Stock of 4/10ths of one share of Common Stock for each share of Common Stock then outstanding.

     I. Suspension of Dispositions. Each Selling Holder agrees that, upon receive of any notice (a "Suspension Notice") from the Company of the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, such Holder will forthwith discontinue disposition of Registrable Shares until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. The Company shall use its commercially reasonable efforts and take such actions as are reasonably necessary to remedy the Advice as promptly as practicable.

 VI. LOST STOLEN, DESTROYED OR MUTILATED WARRANT. Upon receipt by the Company of evidence satisfactory (in the exercise of reasonable discretion) to it of the ownership of and the loss, theft or destruction or mutilation of the Warrant, and (in the case or loss, theft or destruction) of indemnity satisfactory (in the exercise of reasonable discretion) to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Company will issue and deliver, in lieu thereof, a new Warrant of like tenor.

 VII.      RESTRICTIONS. TRANSFER AND TRANSFER

          A. Owner of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided below.

          B. Transfer of Warrant. The Company agrees to maintain at its then principal place of business books for the registration of and the registration of transfers of the Warrant, and, subject to the provisions of subsections C and D below, this Warrant and all rights hereunder are transferable, in whole or in part, on said books at said office, upon surrender of this Warrant at said office, together with a written assignment of this Warrant duly executed by the Holder hereof or its duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and payment the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled.

          C. Restrictions on Transfer. Neither this Warrant nor the shares of Common Stock issuable on exercise of this Warrant have been registered under the Securities Act of 1933 or any other securities laws (the "Acts"). Therefore, in order, among other things, to insure compliance with the Acts, notwithstanding anything else in the Warrant to the contrary, the Holder of this Warrant, including any successive Holder, agrees by accepting this Warrant as follows:
This Warrant and the shares of Common Stock which may be purchased upon the exercise hereof, may not be sold, transferred, pledged or hypothecated in the absence of (i) an effective registration statement or post-effective amendment thereto for such Warrant, or shares of Common Stock of the Company, respectively, under the Acts, or (ii) an opinion of counsel reasonably satisfactory to the Company that registration is not required under such Acts. In no event may this Warrant be transferred to any person who is not an accredited investor as such term is defined in Rule 501(a) of Regulation D under the Act.

          D. Legend on Shares. Each certificate for shares of Common Stock initially issued upon exercise of this Warrant, unless at the time of exercise such Shares are registered under the Acts, shall bear the following legend (and any additional legend required under said acts or otherwise):

                   "The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities acts (the "Acts") and cannot be transferred except
                  (i) pursuant to a registration statement effective under the Acts, or (ii) pursuant to an exemption from the registration requirements of the Acts."

          Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Acts of the securities represented thereby) shall also bear such legend unless, in the opinion of such counsel as shall be approved by the Company, the securities represented thereby need no longer be subject to the transfer restrictions contained in this Warrant. The transfer and transfer restriction provisions of this Warrant shall be binding upon all subsequent Holders of the Warrant.

 VIII.  RESERVATION  OF SHARES.  The Company  covenants that during the Exercise
Period it will reserve from its authorized and unissued common stock a sufficient number of shares to provide for the delivery of stock pursuant to the exercise of this Warrant.

 IX. MISCELLANEOUS. This Warrant does not confer upon the Holder any rights of a stockholder of the Company, including, without limitation, any right to vote or to consent to or receive notice as a stockholder of the Company; provided, however, that this Paragraph is subject to Paragraph VI.

 X. HEADINGS. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

Dated:  April 28, 1998

                                  POSITRON CORPORATION
ATTEST:
                                  By:
                                      Authorized Representative
By:

                                  Title:
Title:

                   EXERCISE OF WARRANT AND DECLARATION

         To:

     Pursuant to the provisions of the Stock Purchase Warrant dated April 28, 1996, the undersigned Holder hereby exercises the right to purchase shares of
the                                 Common                                 Stock
of______________________________________________________________ (the "Company")
and delivers to the Company herewith the sum of $______________ (in cash or by certified or official bank check payable to the order of the Company) in payment in full for those shares.

         The undersigned hereby declares and represents to the Company that the undersigned is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933 (the "Act") and has such knowledge, sophistication and experience in financial and business matters so as to be capable of evaluating the merits and risks of the acquisition of the securities into which the Warrant is exercisable.

         The undersigned hereby declares and represents to the Company that the intention of this exercise is to acquire the aforementioned shares for investment only and not for resale or with a view to distribution, except as the same may be made in compliance with all applicable securities laws. The undersigned has been advised that the shares being issued to the undersigned are not being registered under the Securities Act of 1933 (the "Act") on the grounds that this transaction is exempt under Section 4 of and/or Regulation D promulgated under that Act as not involving any public offering. As a result of not being registered under the Act, the undersigned has been advised that these shares may not be sold or offered for sale in the absence of an effective registration statement as to the securities under the Act and any other applicable securities acts or an opinion of counsel satisfactory to the Company that such registration is not required.

         You will kindly forward a certificate or certificates for the shares purchased hereby and, if such shares shall not include all of the shares as provided in said Warrant, a new Warrant of like tenor and date for the balance of the shares issuable thereunder shall be delivered to the undersigned at the address shown below.

Dated:_______________                        __________________________________
                                                           Holder

                                            Address:
                                            -----------------------------------

                                            -----------------------------------

                                            -----------------------------------

                                    EXHIBIT E

                  CONSENT TO SENIOR LOAN AND SECURITY AGREEMENT
                                  BY AND AMONG
                              POSITRON CORPORATION
                                AND URO-TECH LTD.
                           dated as of April 28, 1998


                      SUBORDINATION AGREEMENT BY AND AMONG
                                 URO-TECH, LTD.
                                  IMATRON INC.
                                       AND
                              POSITRON CORPORATION
                           dated as of April 28, 1998



                  CONSENT TO SENIOR LOAN AND SECURITY AGREEMENT

         This Consent (the "Consent") is entered into this 28th day of April, 1998 by Positron Corporation, a Texas corporation ("Borrower") and Uro-Tech Ltd., a Texas limited partnership ("Lender").

                                    RECITALS

          A. Lender and Borrower entered into a Loan and Security Agreement dated as of November 14,1995 and Promissory Note (the "Note") of even date therewith in the original principal amount of $1,000,000.00 executed by Borrower and payable to the order of Lender (together with certain addenda and other instruments, documents or agreements entered into in connection therewith and any extensions, amendments replacements or modifications to any of the foregoing being referred to as the "Loan Documents") pursuant to which Lender agreed to extend Loans and financial accommodations to the Borrower.

          B. The Parties mutually agree that it is in their mutual interest to modify certain terms of the Note and Loan Documents to enable Borrower to obtain additional financing and other support from Imatron Inc., a New Jersey corporation ("Imatron").

          C. Any and all initially capitalized terms used herein shall have the meaning ascribed to them in the Loan Documents unless specifically defined herein.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein the parties hereto do hereby agree as follows:

          1.       Lender hereby consents to the following actions:

                  (a) Borrower is authorized to issue and sell to Imatron shares of the Borrower's common stock, $0.01 par value, for $100.00, pursuant to that certain Stock Purchase Agreement by and between Borrower and Imatron dated April ____, 1998.

                  (b) Borrower is authorized to borrow $500,000.00 from Imatron (the "Imatron Loan") upon terms and conditions acceptable to the Board of Directors of the Borrower.

                  (c) In connection with the Imatron Loan, the Borrower may grant to Imatron a lien on all the personal property of the Borrower, which lien is senior to Lender's lien on such property, and Lender agrees to subordinate its interest in Borrower's property pursuant to a Subordination Agreement in the form as that attached hereto as Exhibit A.

          2. Borrower acknowledges that certain Events of Default have occurred (the "Prior Defaults") and are continuing as of the date of this Agreement. In order to allow the Borrower to consummate the Imatron Loan, the Lender agrees to waive all Prior Defaults and not to pursue any remedies available under the Loan Documents as a result of the Prior Defaults. The waiver of the Prior Defaults and Lender's agreement not to pursue its remedies with respect to Prior Defaults shall in no way be construed as a waiver or impairment of the Lender's interests and right under the Loan Documents, including, but not limited to, Lender's right to exercise any rights and remedies provided in the Loan Documents with respect to Events of Default occurring at any time or from time to time after the date of this Agreement, and such rights shall be cumulative and not exclusive.

          3. Except as otherwise set forth herein, this Agreement shall not impair, limit, restrict or otherwise affect the obligations of Borrower to Lender under the Loan Documents. Borrower hereby acknowledges, agrees and represents that (a) Borrower is indebted to Lender pursuant to the terms of the Note as modified hereby and Borrower agrees that the Loan Documents are valid and binding and are in full force and effect according to their terms and conditions; (b) except as modified or deemed to be modified by the Subordination Agreement attached hereto, the Liens, security interests and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests and assignments of the respective dignity and priority recited in the Loan Documents; (c) Borrower has no claims, offsets, defenses or counterclaims against Lender whether arising under the Loan Documents or otherwise; and (d) Lender is not in default and no event has occurred which, with the passage of time, giving of notice, or both, would constitute a default by Lender of Lender's obligations under the Security Documents.

          4. Lender and Borrower agree that, except as modified herein and in the Subordination Agreement, all of the terms and conditions of the Loan Documents are hereby ratified and reaffirmed.

          5. The terms and conditions of this Agreement shall not be binding upon Lender until Borrower's satisfaction or fulfillment of the following matters:

                  (a) Borrower's delivery to Lender and to Imatron of a certificate of an officer of Borrower certifying that attached thereto is a true and correct copy of resolutions of the Board of Directors of Borrower authorizing the execution of this Agreement and of the Subordination Agreement;

                  (b) Borrower's delivery to Lender and to Imatron of a duly executed Subordination Agreement;

                  (c) Delivery to Imatron of the written consent from ProFutures Bridge Capital Fund, a Texas limited partnership, (together with any other required approvals or authorization to the transactions contemplated or described in this Agreement).


                              POSITRON CORPORATION,
                                            a Texas corporation


                                            By:_______________________________
                                                   Gary B. Wood, Chairman


                                            URO-TECH LTD.,
                           a Texas Limited Partnership



                                            By:_______________________________
                                            Title:____________________________

                                EXHIBIT A

                        SUBORDINATION AGREEMENT


         THIS SUBORDINATION AGREEMENT ("Agreement") is made and entered into as of April 28, 1998, by and among URO-TECH, LTD., a Texas limited partnership ("Subordinated Creditor"), IMATRON INC., a California corporation ("Senior Creditor"), and POSITRON CORPORATION, a Texas corporation ("Borrower").

                              RECITALS:

     Senior Creditor and Borrower intend to execute a certain Loan Agreement, a certain Security Agreement, and related agreements, all dated May 1, 1998 (as at any time amended, the "Loan Agreement"), pursuant to which Senior Creditor will make Loans to or for the benefit of Borrower from tune to time, secured by all or substantially all of the assets of Borrower. Capitalized terms used in these Recitals and elsewhere in this Agreement, unless otherwise defined, shall have the meanings ascribed to them in the Loan Agreement as in effect on the date hereof.

         Borrower and Subordinated Creditor are parties to a Loan and Security Agreement dated as of November 14, 1995 ("Subordinated Loan Agreement") pursuant to which Subordinated Creditor from time to time made loans up to an amount of $1,500,000 to and for the benefit of Borrower, on terms set forth in the Subordinated Loan Agreement and related Promissory Note, and secured by subordinate Liens on all or substantially all of the assets of Borrower.

         As an inducement to Senior Creditor to conclude its Loan to Borrower, and for the benefit of both Borrower and Subordinated Creditor, the parties wish to agree herein as to the relative rights of payment and other rights under their respective financing arrangements, and further wish to agree and to memorialize certain other agreements with respect to the enforcement of their respective rights and remedies against the Borrower.

         NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and in consideration of the foregoing premises, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants herein, intending to be legally bound hereby, agree as follows:

          A.       Definitions; Rules of Construction.

          1. In addition to such other terms as are elsewhere defined herein, as used in this Agreement the following terms shall have the following meanings:

          "Bankruptcy Code" shall mean title 11 of the United States Code.

          "Enforcement Expenses" shall mean all reasonable costs and expenses incurred by Senior Creditor in connection with its enforcement of any rights or remedies under the Senior Creditor Loan Documents, the collection of any of the Senior Debt or the protection of, or realization upon, any Collateral after the occurrence and during the continuance of a Senior Debt Default, including, by way of example, reasonable attorneys' fees, court costs, appraisal and consulting fees, auctioneer's fees, rent, storage, insurance premiums and like items and whether or not such amounts are allowed as a claim against Borrower under the Bankruptcy Code.

          "Payment Default" shall mean a Senior Debt Default that results from Borrower's failure to pay any of the Senior Debt on the due date thereof (whether due at stated maturity, upon acceleration, on demand or otherwise).

          "Plan" shall mean a plan proposed in a proceeding under the Bankruptcy Code for the reorganization or rehabilitation of Borrower, a composition or extension of any of Borrower's Debts or a liquidation in whole or in part of Borrower's assets.

          "Reorganization Securities" shall mean (i) the securities of Borrower (including senior securities) provided for by a plan of reorganization of Borrower that has been proposed in a case under the Bankruptcy Code and confirmed by final order of the bankruptcy court having jurisdiction over such case, and (ii) shares of common stock or other equity securities, and debt securities, the payment of which is subordinated, at least to the extent provided in this Agreement with respect to the Subordinated Debt, to the payment of all Senior Debt at the time outstanding and to the payment of all debt securities issued in exchange therefor to Senior Creditor, which shares or other equity or debt securities have been provided for by a plan of reorganization which has been adopted or agreed to other than pursuant to a proceeding referred to in clause (i) of this definition and which has been approved or agreed to by Senior Creditor.

          "Senior Creditor Loan Documents" shall mean and include (i) the Loan Agreement, the Security Agreement, the other Loan Documents, and all other instruments or agreements now or hereafter evidencing or securing the payment of the whole or any part of the Senior Debt and (it) all renewals, modifications, extensions, refinancings, restructurings or replacements thereof.

          "Senior Debt" shall mean (i) all liabilities, indebtedness and obligations of Borrower now or hereafter existing under or with respect to any of the Senior Creditor Loan Documents, whether such obligations are now or hereafter existing and however and whenever made or incurred, and whether direct or indirect, absolute or contingent, due or to become due, or secured or unsecured, including all principal, interest and premium on, and all other amounts payable in respect of, any of such obligations, and all indemnity amounts, reimbursement obligations and other amounts owed by Borrower to Senior Creditor thereunder, (ii) any and all loans made or other credit extended by Senior Creditor to Borrower during the pendency of any insolvency proceeding of Borrower, (iii) all interest at any time accrued with respect to the foregoing (including any interest that accrues during the pendency of any bankruptcy case of Borrower, whether or not Senior Creditor is authorized by Section 506 of the Bankruptcy Code to collect such interest from Borrower), and (iv) all Enforcement Expenses for which Borrower is now or hereafter becomes liable to pay to Senior Creditor in connection with any of the foregoing under any agreement or by applicable law.

          "Senior Debt Default" shall mean an Event of Default under (and as defined in) the Senior Creditor Loan Documents.

          "Subordinated Debt" shall mean (i) all liabilities, indebtedness and obligations of Borrower to Subordinated Creditor under or with respect to any of the Subordinated Debt Documents, whether such liabilities, indebtedness or obligations are now or hereafter existing and however and whenever made or incurred, and whether direct or indirect, absolute or contingent, due or to become due, or secured or unsecured, including all principal, interest and premium on, and all other amounts payable in respect of, flee Subordinated Note, and all fees, charges, commitment or other fees, indemnity amounts, enforcement expenses (including reasonable attorneys' fees) and other amounts owing by Borrower to Subordinated Creditor under any of the Subordinated Debt Documents; and (ii) all renewals, extensions, substitutions, refundings, refinancings, restructurings or replacements of any such liabilities, indebtedness or obligations (including all successive renewals, extensions, substitutions refundings, refinancings, restructurings or replacements of such liabilities, indebtedness or obligations).

          "Subordinated Debt Default" shall mean an Event of Default under, and as defined in, the Subordinated Loan Agreement.

          "Subordinated Debt Documents" shall mean and include the Subordinated Loan and Security Agreement, the related Promissory Note, and all other instruments and agreements now or hereafter evidencing or securing the payment of the whole or any part of the Subordinated Debt.

          2. The terms "herein," "hereof' and "hereunder' and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements shall include any and all modifications thereto and any and all restatements, extensions or renewals thereof. All references to "including" and "include" shall be understood to mean "including, without limitation."

          B.       Subordination.

          1. Subordinated Creditor hereby postpones and subordinates all of the Subordinated Debt to the full and final payment and discharge of all of the Senior Debt and Senior Creditor shall be entitled to receive payment in full of all Senior Debt before any payment (other than a distribution of Reorganization Securities) is made on account of or applied to any of Subordinated Debt.

          2. Subordinated Creditor hereby subordinates any security interest or liens it now has or may hereafter acquire in the Collateral and other assets of the Borrower to any security interest in or liens upon the Collateral or other assets of Borrower which Senior Creditor has under the Senior Creditor Loan Documents or otherwise.

          3. Each holder of Subordinated Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired the Subordinated Debt with full knowledge and subject to the terms and provisions of this Agreement.

          4. In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Borrower or the proceeds thereof to creditors of the Borrower or upon any indebtedness of the Borrower, by reason of the liquidation, dissolution or other winding up of the Borrower or the Borrower's business, or in the event of any sale of assets of the Borrower or insolvency proceeding involving the Borrower or its assets, then and in any such event any payment or distribution of any kind or character, whether in cash, securities or other property (excluding Reorganization Securities), which shall be payable or deliverable upon or with respect to any of the Subordinated Debt shall be paid or delivered directly to Senior Creditor for application to the Senior Debt (whether or not the same is then due) until all of the Senior Debt has been fully paid and discharged. Each instrument evidencing Subordinated Debt shall at all times bear a conspicuous legend that the Subordinated Debt evidenced thereby is subordinated to the Senior Debt pursuant to this Agreement. The books and records of Subordinated Creditor and any other holder of Subordinated Debt shall be marked to evidence the subordination of all of the Subordinated Debt to and in favor of the Senior Debt.

          C.       Warranties and Representations.

          1. Subordinated Creditor hereby represents and warrants that: (i) it has not relied nor will it rely on any representation or information of any nature made by or received from Senior Creditor relative to Borrower in deciding to execute this Agreement; (ii) no part of the Subordinated Debt is evidenced by any instrument or writing except the Subordinated Debt Documents; (iii) Subordinated Creditor is the lawful owner of the Subordinated Debt; (iv)
Subordinated Creditor has not heretofore assigned or transferred any of the Subordinated Debt, or any interest therein; and (v) Subordinated Creditor has not heretofore given any subordination in respect of the Subordinated Debt.

          2. Each of the parties hereto represents and warrants to each of the other parties hereto that this Agreement has been duly executed and delivered by such party and is the valid and binding obligation of such party, enforceable against such party in accordance tenth the terms hereof, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by principles of equity.

          3. Subordinated Creditor acknowledges that this Subordination Agreement is deemed to amend that certain Inter-Creditor Agreement by and among Borrower, Subordinated Creditor, ProFutures Bridge Capital Fund, L.P. and Boston Financial & Equity Corporation ("Inter-Creditor Agreement") in terms of the order of perfection of security interests and liens, and subordinates Subordinated Creditor's priority in certain assets of the Borrower, as currently set forth in the Inter-Creditor Agreement, to Senior Creditor's priority in certain assets of the Borrower, as set forth in this Agreement.

          4. Subordinated Creditor agrees to copy the Senior Creditor with any notices of default sent by Subordinated Creditor to the Borrower.

          D. Negative Covenants. For so long as this Agreement is in effect, Borrower and Subordinated Creditor agree with Senior Creditor that, except as otherwise expressly provided in this Agreement: (a) Borrower shall not, directly or indirectly, make any payment on account of any part of the Subordinated Debt;
(b) Subordinated Creditor shall not demand, collect or accept from Borrower any payment on account of the Subordinated Debt or any part hereof, or accelerate the maturity of the Subordinated Debt; (c) Subordinated Creditor shall not exchange, set off, release, convert to equity or otherwise discharge any part of the Subordinated Debt; (d) Subordinated Creditor shall not enforce or apply any security, now or hereafter existing for the Subordinated Debt; (e) Subordinated Creditor shall not hereafter give any subordination in respect of any of the Subordinated Debt or transfer or assign any of the Subordinated Debt; (f) Borrower shall not hereafter issue any instrument or other writing evidencing any part of the Subordinated Debt other than the Subordinated Debt Documents, and Subordinated Creditor will not receive any such writing; (g) Subordinated Creditor shall not commence or join with any other creditors of Borrower in commencing any bankruptcy, assignment for the benefit of creditors or creditor's agreement; (h) Subordinated Creditor shall not institute, or join as a party in the institution of, or assist in the prosecution of, any action, suit or proceeding seeking a determination that the security interest of Senior Creditor In any of the Collateral is invalid, unperfected or avoidable, or is or should be subordinated to the interests of any others; and (i) Subordinated Creditor otherwise shall not take or permit any action inconsistent with Senior Creditor's priority position over Subordinated Creditor that is created by this Agreement. Notwithstanding anything contained herein to the contrary, the parties hereto agree that the Borrower or the Subordinated Creditor, as the case may be, may take any of tile actions restricted in this Section 4 with flee express written consent of the Senior Creditor (which consent may be withheld at the sole discretion of the Senior Creditor).

          E.       Payment and Remedy Bars.

         1. Until payment in full of the Senior Debt, no payment with respect to the Subordinated Debt (include any payment due at maturity, whether by acceleration or otherwise) shall be made by or on behalf of Borrower.

         2. The Subordinated Creditor agrees that until payment in full of the Senior Debt, no holder of Subordinated Debt shall take any action to (x) accelerate the maturity of, or demand as immediately due and payable, all or any part of the Subordinated Debt, (y) commence, continue or participate in any judicial, arbitral or other proceeding or any other enforcement action of any kind against Borrower or arty of such Borrower's assets (including any involuntary proceeding; under the Bankruptcy Code) seeking, directly or indirectly, to enforce any of their rights or remedies, or to enforce any of the obligations incurred by Borrower under or in connection with the Subordinated Debt or the Subordinated Debt Documents, or (z) continence or pursue any judicial, arbitral or other proceeding or legal action of any kind, seeking injunctive or other equitable relief to prohibit, limit or impair the commencement or pursuit by Senior Creditor of any of its rights or remedies under or in connection win the Senior Creditor Loan Documents or otherwise available to Senior Creditor under applicable law.

          F. Turnover of Prohibited Transfers. If notwithstanding the provisions of this Agreement any payment, distribution, Collateral or security (other than Reorganization Securities), or the proceeds thereof, are received by any holder of Subordinated Debt on account of or with respect to any of the Subordinated Debt, such payment, distribution, Collateral or security (other than Reorganization Securities) shall be held in trust for the benefit of, and shall immediately be paid or delivered by such holder to the Senior Creditor in the form received (except for the addition of any endorsement or assignment necessary to effect a transfer of all rights therein to Senior Creditor) for application to the Senior Debt and other Borrower debt in the order established by the Inter-Creditor Agreement. Senior Creditor is irrevocably authorized to supply any required endorsement or assignment which may have been omitted. Until so delivered, Subordinated Creditor shall exercise its best efforts to ensure that such payment, distribution or security shall not be commingled with other funds or property of Subordinated Creditor.

          G.       Amendments to Documents.

          1. Senior Creditor and Borrower shall be authorized to amend any of the Senior Creditor Loan Documents to which they are a party in accordance with the terms thereof, and without prior notice to or the consent of any of the holders of the Subordinated Debt.

          2. Without the prior written consent of Senior Creditor (which consent may be given or withheld in Senior Creditor's sole discretion), no provision of the Subordinated Debt Documents shall be amended, modified or supplemented if the effect thereof would be to (i) advance the originally scheduled dates for the payment of principal, interest or other sums payable in respect of any Subordinated Debt, or modify in any manner adverse to Borrower the dates for or premiums payable in connection with prepayments, (ii) impose on Borrower prepayment charges, closing fees or other fees or (iii) impose on Borrower any representations, warranties, covenants, events of default or other provisions that are more restrictive or burdensome to Borrower than the terms and provisions of the Subordinated Debt Documents as in effect on the date of this Agreement.

          H. Certain Waivers and Consents. Borrower and Subordinated Creditor each hereby waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance of this Agreement in any action brought therefor by Senior Creditor. To the fullest extent permitted by applicable law, Borrower and Subordinated Creditor each hereby further waives: presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payment or nonpayment and any and all other notices and demands of any kind in connection with all negotiable instruments evidencing all or any portion of the Senior Debt; the right to require Senior Creditor to marshal any Collateral or security, or to enforce any Lien that Senior Creditor may now or hereafter have in any Collateral securing the Senior Debt or to pursue any claim it may have against any guarantor of the Senior Debt, as a condition to Senior Creditor's entitlement to receive any payment on account of the Senior Debt; notice of the acceptance of this Agreement by Senior Creditor; and notice of any credit made available to Borrower, extensions of time granted, amendments to the Loan Agreement, the Security Agreement or the other Senior Creditor Loan Documents, or other action taken in reliance hereon. Subordinated Creditor hereby consents and agrees that Senior Creditor may, without in any manner impairing, releasing or otherwise affecting the subordination provided for in this Agreement or any of Senior Creditor's rights hereunder and without prior notice to or the consent of Subordinated Creditor: release, renew, extend, compromise or postpone the time of payment of any of the Senior Debt; substitute, exchange or release any or all of the Collateral or decline or neglect to perfect Senior Creditor's Lien upon any of the Collateral; add or release any Person primarily or secondarily liable from any of the Senior Debt; amend or modify any of the Senior Creditor Loan Documents or waive any Senior Debt Default; and increase or decrease the amount of the Senior Debt or the rate of interest or the amount of any other charges payable in connection therewith

          I. Subrogation. Provided that the Senior Debt has been indefeasibly paid and discharged and any commitment that Senior Creditor may have under the Senior Creditor Loan Documents to make loans or extend other credit has been terminated or expired, the holders of Subordinated Debt shall be subrogated (without any representation by or recourse to Senior Creditor) to the rights of Senior Creditor to receive payments or distributions of cash, property or securities payable or distributable on account of the Senior Debt, to the extent that the Senior Creditor would be entitled to have such payments and distributions paid over to or for its benefit; an for the purpose of such subrogation, no payment or distribution to Senior Creditor of any cash, property or securities to which the holders of Subordinated Debt would otherwise be entitled except for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to Senior Creditor by the holders o
Subordinated Debt, shall, as between Borrower and its creditors other than Senior Creditor and the holders of Subordinated Debt, be deemed to be a payment by Borrower to or on account of any Subordinated Debt, it being understood that the provisions of this Agreement are solely for the purpose of defining the relative rights of Senior Creditor, on the one hand, and the holder of Subordinated Debt, on the other. In no event, however, shall any holder of Subordinated Debt have any rights or claims against Senior Creditor for any impairment of Subordinated Creditor's subrogation rights that might result from Senior Creditor's release of any Lien upon any Collateral, forgiveness, compromise, extension or discharge of any Senior Debt, release of Borrower, or vote to accept or reject any Plan.

          J. Statement of Account. Subordinated Creditor agrees to render to Senior Creditor from time to time upon Senior Creditor's request therefor a statement of Borrower's account with Subordinated Creditor and Borrower agrees to afford Senior Creditor access to the books and records of Borrower in order that Senior Creditor may make a full examination of the state of accounts of Borrower with Subordinated Creditor.

          K. Validity of Subordinated Debt. The provisions of this Agreement subordinating the Subordinated Debt to the Senior Debt are solely for the purpose of defining the relative rights of Senior Creditor and Subordinated Creditor and shall not impair, as between Subordinated Creditor and Borrower, the obligation of Borrower, which is unconditional and absolute, to pay the Subordinated Debt in accordance with its terms except as payment thereof may be postponed in accordance with this Agreement.

          L. Indulgences Not Waivers. Neither the failure nor any delay on the part of Senior Creditor to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof or give rise to an estoppel, nor be construed as an agreement to modify the terms of this Agreement, nor shall any single or partial exercise of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party snaking such waiver, and then only to the extent specifically stated in such writing.

          M. Duration. This Agreement shall become effective when executed by Borrower and Subordinated Creditor and accepted by Senior Creditor in So. San Francisco, CA and, when so accepted, shall constitute a continuing agreement of subordination, and shall remain in effect until all of the Senior Debt has been paid in full in immediately available funds. Senior Creditor may, without notice to Subordinated Creditor, extend or continue credit and make other financial accommodations to or for the account of Borrower in reliance upon this Agreement. The provisions of this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment of any Senior Debt is rescinded or otherwise must be returned by Senior Creditor, all as if any such payment had not been made.

          N. Default and Enforcement. If at any time any holder of Subordinated Debt fails to comply with any provision of this Agreement that is applicable to such holder, Senior Creditor may demand specific performance of this Agreement, whether or not Borrower itself has complied with the terms hereof, and may exercise any other remedy available at law or equity. Without limiting the generality of the foregoing, if any holder of Subordinated Debt, in violation of this Agreement, shall institute or participate in any action, suit or proceeding against Borrower, then Borrower may interpose as a defense or dilatory plea this Agreement and Senior Creditor is irrevocably authorized to intervene and to interpose such defense or plea in its or Borrower's name. If any holder of Subordinated Debt attempts to assert or enforce any Lien with respect to any Collateral in violation of this Agreement, Borrower or Senior Creditor (in Borrower's or Senior Creditors name) may by virtue of this Agreement restrain such enforcement.

          O.  Litigation;  Jurisdiction  and Venue.  Borrower,  Senior Creditor,
Subordinated Creditor and each other holder of Subordinated Debt each hereby irrevocably consents to the jurisdiction of the courts of the State of California and of any federal court located in the State of California, in connection with any action or proceeding arising out of or relating to this Agreement. In any such litigation, Borrower, Subordinated Creditor, each other holder of Subordinated Debt and Senior Creditor each hereby waives personal service of any summons, complaint or other process, and agrees that the service thereof may be made by certified mail direct to Borrower, Subordinated Creditor and Senior Creditor at then respective places of business set forth in Section 16 hereof, and, in the case of any other holder of Subordinated Debt, at the last known address for such holder. Within 30 days after such mailing, the party so served shall appear and answer to such summons, complaint or other process. Should the party so served fail to appear or answer within said 30-day period, then such party failing to appear or answer shall be deemed in default and judgment may be entered against such party for the amount or other relief as demanded in any summons, complaint or other process so served. In the alternative, in its sole discretion, any party may effect service upon any other party in any other form or mariner permitted by applicable law. The choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce the same in any appropriate jurisdiction, or the commencement by Senior Creditor or Subordinated Creditor, in its sole discretion, of any action or suit in any jurisdiction where any Collateral may be found to repossess or foreclose upon any such Collateral.

          P. Notices. Except as otherwise provided herein, whenever any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by the other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 16), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth below or to such other address (or facsimile number) as may be substituted by notice given as herein provided:

       (a)  If to Senior Creditor:     Imatron Inc.
                                       389 Oyster Point Blvd.
                                       So. San Francisco, CA 94080
                                       Attention: S. Lewis Meyer
                                       Facsimile: (650) 871-0418

                                       With copies to:

                                       Severson & Werson, P.C.
                       One Embarcadero Center, Suite 2600
                             San Francisco, CA 94111
                         Attention: Roger S. Mertz, Esq.
                            Facsimile: (415) 956-0439

                                       If to Subordinated Creditor:

        (b) If to Subordinated Lender: Uro-Tech Ltd.
                                       1500 Three Lincoln Center
                                       5430 LBJ Freeway
                                       Dallas, Texas 75240
                                       Attention:  Gary B. Wood, Ph.D.
                                       Facsimile: (214)_________

        (c) If to Borrower:            Positron Corporation
                       1304 Langham Creek Drive, Suite 310
                              Houston, Texas 77084
                           Attention: Howard R. Baker
                            Facsimile: (281) 492-2961

          The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any person (over than Senior Creditor, Subordinated Lender or Borrower) designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

          17. Entire Agreement. This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements or conditions, whether express or implied, oral or written Neither this Agreement nor any portion ox provision hereof may be changed, waived or amended orally or in any manner other than by an agreement in writing signed by Senior Creditor, Borrower and Subordinated Creditor.

          18. Additional Documentation. Borrower and Subordinated Creditor shall execute and deliver to Senior Creditor such further instruments and shall take such further action as Senior Creditor may reasonably request from tune to time in order to carry out the provisions and intent of this Agreement.

          19. Successors and Assigns. This Agreement shall inure to the benefit of Senior Creditor, its successors and assigns, and shall be binding upon both Borrower and Subordinated Creditor and their respective successors and assigns; provided, however, that neither Subordinated Creditor nor any subsequent holder of any Subordinated Debt shall assign or transfer to any Person any part of the Subordinated Debt.

          20. Defects Waived. This Agreement is effective notwithstanding any defect in the validity or enforceability of any instrument or document at any time evidencing or securing the whole or any part of the Senior Debt.

          21. Governing Law. The validity, construction and enforcement of this Agreement shall be governed by the internal laws of the State of California.

          22. Severability. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

          23. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         24. MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN-CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS HEREUNDER.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed, sealed and delivered on the day and year first above written.

                           SUBORDINATED CREDITOR:

                           URO-TECH LTD.,
                           a Texas limited partnership


                           By:______________________________________
                           Name:____________________________________
                           Title:___________________________________


                           SENIOR CREDITOR:

                           IMATRON INC.
                           a California corporation



                           By:______________________________________
                           Name:____________________________________
                           Title:___________________________________

                           BORROWER:

                           POSITRON CORPORATION,
                           a Texas corporation



                           By:______________________________________
                           Name:____________________________________
                           Title:___________________________________